Exhibit 99.1

News Release

CONTACTS:	Jim Eglseder (Investors)	FOR IMMEDIATE RELEASE
	(513) 534-8424	July 22, 2010
Rich Rosen (Investors)
(513) 534-3307
Debra DeCourcy, APR (Media)
(513) 579-4153

FIFTH THIRD BANCORP ANNOUNCES SECOND QUARTER 2010 EARNINGS

Net income of $192 million driven by further reductions in credit costs

•	2Q10 net income of $192 million versus 1Q10 net loss of $10 million

•	2Q10 net income available to common shareholders of $130 million, or $0.16 per diluted share

•	Per share results include preferred dividends, which reduced net income available to common shareholders by $0.08 per diluted share

•	Significantly improved credit results

•	Net charge-off ratio of 2.26 percent, down 75 bps sequentially from 3.01 percent; net charge-offs declined $148 million, or 25 percent, sequentially (lowest level of net charge-offs since 2Q08)

•	Nonperforming assets declined 5 percent and nonperforming loans declined 8 percent sequentially (lowest levels since the first half of 2009)

•	Total delinquencies (includes loans and leases 30-89 days past due and 90 days past due) declined 17 percent sequentially (lowest level since 2Q07)

•	Provision expense reflecting $434 million of net charge offs and $109 million reduction in the allowance for loan and lease losses

•	Loan loss allowance of 4.85 percent of loans, 146 percent of nonperforming loans and leases, and more than two times 2Q10 annualized net charge-offs

•	Pre-provision net revenue (PPNR)* of $567 million, consistent with strong 1Q10 levels

•	PPNR represented 174 percent of provision expense and 131 percent of net charge-offs

•	Liquidity position remains very strong

•	Average loans and leases decreased 2 percent sequentially, due to continued low loan demand

•	Average core deposits up 12 percent year-over-year and up 1 percent sequentially; sequential comparison reflects run-off of lower value institutional public funds

•	Wholesale funding down 40 percent from 2Q09

•	Strong capital ratios

•

Tier 1 common ratio of 7.22 percent up 25 bps sequentially, Leverage ratio of 12.21 percent up 21 bps sequentially, Tier 1 ratio of 13.75 percent up 35 bps sequentially, total capital ratio of 18.11 percent up 56 bps sequentially

•	Tangible common equity ratio of 6.55 percent excluding unrealized gains/losses and 6.91 percent including unrealized gains/losses

•	Book value per share of $12.65 increased 3 percent sequentially; tangible book value per share of $9.51 increased 4 percent sequentially

•	Extended $20 billion of new and renewed credit in the second quarter

*	Pre-provision net revenue (PPNR): net interest income plus noninterest income minus noninterest expense.

Fifth Third Bancorp (Nasdaq: FITB) today reported second quarter 2010 net income of $192 million compared with a net loss of $10 million in the first quarter and net income of $882 million in the second quarter of 2009. After preferred dividends, the second quarter 2010 net income available to common shareholders was $130 million or $0.16 per diluted share, compared with a first quarter net loss of $72 million or $0.09 per diluted share, and net income of $856 million or $1.15 per diluted share in the second quarter of 2009.

For comparison purposes, second quarter 2009 results included a pre-tax gain of $1,764 million related to the processing business sale, and a pre-tax charge of $55 million related to the special FDIC deposit insurance fund assessment. Second quarter 2009 net income available to common shareholders also included a $35 million benefit, recorded as a reduction to preferred dividend expense, reflecting the excess of the carrying value of preferred shares over the fair value of the common shares and cash exchanged through our tender offer for Series G preferred stock.

Earnings Highlights

	For the Three Months Ended					% Change
	June 2010	March 2010	December 2009	September 2009	June 2009	Seq	Yr/Yr
Earnings ($ in millions)
Net income (loss)	$192	($10)	($98)	($97)	$882	NM	(78%)
Net income (loss) available to common shareholders	$130	($72)	($160)	($159)	$856	NM	(85%)
Common Share Data
Earnings per share, basic	0.16	(0.09)	(0.20)	(0.20)	1.35	NM	(88%)
Earnings per share, diluted	0.16	(0.09)	(0.20)	(0.20)	1.15	NM	(86%)
Cash dividends per common share	0.01	0.01	0.01	0.01	0.01	—	—
Financial Ratios
Return on average assets	0.68%	(.04%)	(.35%)	(.34%)	3.05%	NM	(78%)
Return on average common equity	5.2	(3.0)	(6.3)	(6.1)	41.2	NM	(87%)
Tier I capital	13.75	13.40	13.31	13.19	12.90	3%	7%
Tier I common equity	7.22	6.97	7.00	7.01	6.94	3%	7%
Net interest margin (a)	3.57	3.63	3.55	3.43	3.26	(2%)	10%
Efficiency (a)	62.1	62.6	63.1	50.8	29.9	(1%)	108%
Common shares outstanding (in thousands)	796,320	794,816	795,068	795,316	795,313	—	—
Average common shares outstanding (in thousands):
Basic	790,839	790,473	790,442	790,334	629,789	—	26%
Diluted	802,255	790,473	790,442	790,334	718,245	1%	12%

(a)	Presented on a fully taxable equivalent basis

NM: Not Meaningful

“Second quarter results marked a solid return to profitability, reflecting continued strong pre-provision earnings and significant further improvement in credit results,” said Kevin Kabat, president and CEO of Fifth Third Bancorp.

“Credit trends remained favorable, reflecting the benefit of our actions to aggressively address problems and continued efforts to improve the quality of originations and proactively resolve credit issues. Delinquent loans declined 17 percent to the lowest level since 2007. Nonperforming loans declined 8 percent to the lowest level we’ve seen since mid-2009. The net charge-off ratio of 2.26 percent is at the lowest level experienced since 2008. Net charge-offs declined $148 million, or 25 percent, from last quarter and are down over $300 million, or more than 40%, from their peak in the third quarter of 2009. These positive developments contributed to a reduction in our loan loss reserves. Reserve coverage levels remain very strong relative to peers – reserves were 4.85 percent of loans, and other coverage levels increased, with reserves of 146 percent of nonperforming loans and 2.1 times second quarter annualized net charge-offs. We currently expect provision expense and reserve levels to trend down given our expectation of a stable to improving economic environment and credit trends.

Operating results were consistent with those reported in the first quarter. Pre-provision net revenue of $567 million reflected better than expected fee income results and lower expenses, which were partially offset by lower net interest income. Market developments during the quarter, particularly in Europe and in U.S. equity markets, led to an increased level of caution among potential borrowers and investors. This resulted in a substantial decline in market interest rates and a continuation of weak loan demand. As noted, fee income results remained strong. Corporate banking revenue grew 14% and card and processing revenue was up 15% sequentially, partially offset by lower mortgage banking revenue. Total noninterest expenses were down 2% sequentially. Average core deposits were up 12% over 2009 levels and wholesale funding levels were down 40% reflecting our strong liquidity position.

Capital levels remained strong. The Tier 1 common equity ratio was 7.2 percent, Tier 1 capital was 13.8 percent, and Total capital was 18.1 percent. We expect ongoing profitability to produce continued organic growth in capital levels.

The finalization of the financial reform bill is a significant development for the industry. The elements of the bill addressing financial stability are largely focused on issues related to systemic risks and capital markets-related activities. We would not expect these elements to have significant negative effects on Fifth Third, given its traditional regional banking model, although they will involve higher compliance costs. Other elements, particularly the debit interchange legislation, are likely to negatively affect our revenue and earnings although the rules are yet to be written. We expect to adapt to these changes while ensuring that we continue to provide beneficial payment services to our customers and while generating an appropriate return for those services. Additionally, capital treatment of trust preferred securities will be impacted on a phased-in basis in 2013, which we expect to deal with through capital management over time. We look forward to receiving clarity on these issues through rule-making and on changes to the Basel capital framework for financial institutions, which we also would currently expect to be manageable for Fifth Third and to have a relatively lower impact on us given our business model compared with large and global banks.

Ultimately, we believe that the evolution of the financial landscape plays to our strengths, and while capital levels and costs will be higher going forward, we are in a strong position to compete in a setting that places greater emphasis on traditional lending and deposit-taking activities.”

Income Statement Highlights

	For the Three Months Ended					% Change
	June 2010	March 2010	December 2009	September 2009	June 2009	Seq	Yr/Yr
Condensed Statements of Income ($ in millions)
Net interest income (taxable equivalent)	$887	$901	$882	$874	$836	(2%)	6%
Provision for loan and lease losses	325	590	776	952	1,041	(45%)	(69%)
Total noninterest income	620	627	651	851	2,583	(1%)	(76%)
Total noninterest expense	935	956	967	876	1,021	(2%)	(8%)

Income (loss) before income taxes (taxable equivalent)	247	(18)	(210)	(103)	1,357	NM	(82%)

Taxable equivalent adjustment	5	4	4	5	5	25%	—
Applicable income taxes	50	(12)	(116)	(11)	470	NM	(89%)

Net income (loss)	192	(10)	(98)	(97)	882	NM	(78%)
Dividends on preferred stock	62	62	62	62	26	—	138%

Net income (loss) available to common shareholders	130	(72)	(160)	(159)	856	NM	(85%)

Earnings per share, diluted	$0.16	($0.09)	($0.20)	($0.20)	$1.15	NM	(86%)

NM: Not Meaningful

Net Interest Income

	For the Three Months Ended					% Change
	June 2010	March 2010	December 2009	September 2009	June 2009	Seq	Yr/Yr
Interest Income ($ in millions)
Total interest income (taxable equivalent)	$1,121	$1,147	$1,147	$1,174	$1,184	(2%)	(5%)
Total interest expense	234	246	265	300	348	(5%)	(33%)

Net interest income (taxable equivalent)	$887	$901	$882	$874	$836	(2%)	6%

Average Yield
Yield on interest-earning assets	4.51%	4.62%	4.61%	4.61%	4.62%	(2%)	(2%)
Yield on interest-bearing liabilities	1.23%	1.29%	1.39%	1.51%	1.67%	(5%)	(26%)

Net interest rate spread (taxable equivalent)	3.28%	3.33%	3.22%	3.10%	2.95%	(2%)	11%

Net interest margin (taxable equivalent)	3.57%	3.63%	3.55%	3.43%	3.26%	(2%)	10%
Average Balances ($ in millions)
Loans and leases, including held for sale	$78,808	$80,136	$79,920	$82,888	$84,996	(2%)	(7%)
Total securities and other short-term investments	20,890	20,559	18,869	18,065	17,762	2%	18%
Total interest-bearing liabilities	76,415	77,655	75,815	78,759	83,407	(2%)	(8%)
Shareholders’ equity	13,563	13,518	13,724	13,885	12,490	—	9%

Net interest income of $887 million on a taxable equivalent basis decreased 2 percent from $901 million in the first quarter of 2010. The net interest margin was 3.57 percent, down 6 bps from 3.63 percent in the previous quarter. The decline in net interest income reflected continued weak loan demand, prepayments of securities, the deferral of reinvestment of securities cash flows into our investment portfolio, and resulting excess liquidity held in low-yielding cash equivalents. These negative effects were partially offset by reduced funding costs, a deposit mix shift to lower cost core deposits from higher priced term deposits, and wider Libor spreads. Second quarter 2010 results were negatively affected by $6 million, or 3 bps, of higher premium amortization, including the effect of GSE repurchases of delinquent loans out of mortgage-backed securities. The net interest margin also reflected 2 bps reduction due to a higher day count in the current quarter and 2 bps reduction due to lower purchase accounting accretion on acquired loans.

Compared with the second quarter of 2009, net interest income increased $51 million and the net interest margin increased 31 bps, largely the result of the mix shift from higher cost term deposits to lower cost deposit products throughout the year, which more than offset the effect of a $20 million, or 8 bps, reduction in purchase accounting accretion on acquired loans and lower loan balances.

Average Securities

Average securities and other short-term investments were $20.9 billion as of the second quarter of 2010 compared with $20.6 billion in the previous quarter and $17.8 billion in the second quarter of 2009. The increase from the prior quarter was driven by a $1.1 billion increase in average short-term investments, reflecting excess liquidity, which more than offset an $810 million decrease in investment securities resulting from prepayments and cash flows that were not reinvested. The year-over-year increase was driven by a $3.5 billion increase in average short-term investments.

Average Loans

	For the Three Months Ended					% Change
	June 2010	March 2010	December 2009	September 2009	June 2009	Seq	Yr/Yr
Average Portfolio Loans and Leases ($ in millions)
Commercial:
Commercial and industrial loans	$26,176	$26,294	$25,816	$27,400	$28,027	—	(7%)
Commercial mortgage	11,659	11,708	11,981	12,269	12,463	—	(6%)
Commercial construction	3,160	3,700	4,024	4,337	4,672	(15%)	(32%)
Commercial leases	3,336	3,467	3,574	3,522	3,512	(4%)	(5%)

Subtotal - commercial loans and leases	44,331	45,169	45,395	47,528	48,674	(2%)	(9%)

Consumer:
Residential mortgage loans	7,805	7,976	8,129	8,355	8,713	(2%)	(10%)
Home equity	12,102	12,338	12,291	12,452	12,636	(2%)	(4%)
Automobile loans	10,170	10,185	8,973	8,871	8,692	—	17%
Credit card	1,859	1,940	1,982	1,955	1,863	(4%)	—
Other consumer loans and leases	706	773	831	899	995	(9%)	(29%)

Subtotal - consumer loans and leases	32,642	33,212	32,206	32,532	32,899	(2%)	(1%)

Total average loans and leases (excluding held for sale)	$76,973	$78,381	$77,601	$80,060	$81,573	(2%)	(6%)
Average loans held for sale	1,834	1,756	2,319	2,828	3,422	4%	(46%)

Average portfolio loan and lease balances declined 2 percent sequentially and 6 percent from the second quarter of 2009.

Average commercial loan and lease balances declined 2 percent sequentially and 9 percent from the second quarter of 2009. Sequential and year-over-year declines were impacted by continued low loan demand and lower commercial line utilization. Commercial and industrial (C&I) average loans were flat sequentially and declined 7 percent from the previous year. Year-over-year comparisons were affected by the addition of $724 million in C&I balances that were consolidated on January 1, 2010 due to an accounting change in U.S. GAAP. Average commercial mortgage and commercial construction loan balances declined by a combined 4 percent sequentially and 14 percent from the same period the previous year, reflecting low customer demand and tighter underwriting standards. Line usage, on an end of period basis for the second quarter, remained fairly stable at 32.1 percent of committed lines versus 32.6 percent in the first quarter of 2010 and 32.7 percent in the fourth quarter of 2009. Line utilization was 38.5 percent in the second quarter of 2009.

Average consumer loan and lease balances decreased 2 percent sequentially and 1 percent from the second quarter of 2009. The sequential decline reflected lower demand for consumer loans and leases, while year-over-year declines in residential mortgage loans and home equity loans were partially offset by growth in auto loans. The year-over-year comparisons were impacted by $1.2 billion of securitized auto loans and $263 million of securitized home equity loans that were consolidated on January 1, 2010 due to the previously mentioned accounting change.

Nearly all of Fifth Third’s mortgages are originated to be sold to agencies and are not reflected in portfolio loans or portfolio loan growth. Period end warehoused residential mortgage loans held-for-sale increased to $2.0 billion in the second quarter.

Average Deposits

	For the Three Months Ended					% Change
	June 2010	March 2010	December 2009	September 2009	June 2009	Seq	Yr/Yr
Average Deposits ($ in millions)
Demand deposits	$19,406	$18,822	$18,137	$17,059	$16,689	3%	16%
Interest checking	18,652	19,533	16,324	14,869	14,837	(5%)	26%
Savings	19,446	18,469	17,540	16,967	16,705	5%	16%
Money market	4,679	4,622	4,279	4,280	4,167	1%	12%
Foreign office (a)	3,325	2,757	2,516	2,432	1,717	21%	94%

Subtotal - Transaction deposits	65,508	64,203	58,796	55,607	54,115	2%	21%

Other time	11,336	12,059	13,049	14,264	14,612	(6%)	(22%)

Subtotal - Core deposits	76,844	76,262	71,845	69,871	68,727	1%	12%

Certificates - $100,000 and over	6,354	7,049	8,200	10,055	11,455	(10%)	(45%)
Other	5	8	51	95	240	(36%)	(98%)

Total deposits	$83,203	$83,319	$80,096	$80,021	$80,422	—	3%

(a) Includes commercial customer Eurodollar sweep balances for which the Bancorp pays rates comparable to other commercial deposit accounts.

Average core deposits increased 1 percent sequentially and 12 percent from the second quarter of 2009. Consumer CDs declined while average transaction deposits increased over these periods. Average transaction deposits excluding consumer time deposits were up 2 percent from the first quarter of 2010 and increased 21 percent over the prior year quarter. Sequential growth in demand deposit balances, savings and foreign office deposits was partially offset by lower interest checking balances, primarily in public funds. The year-over-year increase was driven by growth across all transaction deposit account categories.

Retail average transaction deposits increased 5 percent sequentially and 12 percent from the second quarter of 2009 and reflected growth in savings, interest checking, and demand deposit balances.

Commercial average transaction deposits decreased 2 percent sequentially and increased 41 percent from the previous year. Excluding public funds balances, commercial average transaction deposits increased 8 percent sequentially and increased 46 percent from the second quarter of 2009 driven by increased demand deposit, interest checking, and foreign office deposit balances, reflecting excess customer liquidity. Average public funds balances were $6.5 billion, down $1.8 billion sequentially and up $1.5 billion from the second quarter of 2009. The sequential decline was largely due to adjustments in pricing reflecting our excess liquidity position, particularly with single-product relationships that do not contribute appreciably to net interest income. The annual increase reflected the effect of larger peers opting out of the Transaction Account Guarantee Program (TAG) late last year. Given our liquidity position and our opting out of the TAG program on June 30, 2010, we would expect public funds balances to continue to decline in the third quarter.

Consumer CDs included in core deposits declined 6 percent sequentially and 22 percent year-over-year, reflecting maturities of higher priced, shorter-term CDs largely originated in the second half of 2008 as well as current pricing strategies given our strong liquidity position.

Noninterest Income

	For the Three Months Ended					% Change
	June 2010	March 2010	December 2009	September 2009	June 2009	Seq	Yr/Yr
Noninterest Income ($ in millions)
Service charges on deposits	$149	$142	$159	$164	$162	5%	(8%)
Corporate banking revenue	93	81	89	77	93	14%	—
Mortgage banking net revenue	114	152	132	140	147	(25%)	(23%)
Investment advisory revenue	87	91	86	82	79	(4%)	10%
Card and processing revenue	84	73	76	74	243	15%	(65%)
Gain on sale of processing business	—	—	—	(6)	1,764	NM	(100%)
Other noninterest income	85	74	107	312	49	15%	75%
Securities gains (losses), net	8	14	2	8	5	(43%)	60%
Securities gains, net - non-qualifying hedges on mortgage servicing rights	—	—	—	—	41	NM	(100%)

Total noninterest income	$620	$627	$651	$851	$2,583	(1%)	(76%)

NM: Not Meaningful

Noninterest income of $620 million decreased $7 million, or 1 percent, sequentially and $2.0 billion from a year ago. Sequential growth in corporate banking revenue, card and processing revenue, and deposit fees was more than offset by lower mortgage banking revenue. The decline from a year ago was driven by the $1.8 billion gain from the completion of the processing business sale in the second quarter of 2009 and the inclusion in prior year results of the revenue divested in that transaction.

Noninterest income was impacted by $10 million in positive valuation adjustments on warrants and puts related to the processing business sale, compared with a $2 million negative adjustment in the first quarter. Both the second quarter and first quarter of 2010 results included $13 million in revenue associated with the transition service agreement (TSA) entered into as part of our processing business sale, under which the Bancorp provides services to the processing business to support its operations during the deconversion period. First quarter of 2010 results included a $9 million reduction in income due to the increase in fair value of the liability related to the total return swap entered into as part of the 2009 sale of Visa, Inc. Class B shares. Second quarter of 2009 results included a $1.8 billion gain from the completion of the processing business sale and a $15 million write-down on a facility that we have since vacated. Excluding these items, as well as investment securities gains/losses in all periods, noninterest income decreased $22 million, or 4 percent, from the previous quarter, driven by weaker mortgage banking revenue partially offset by strong corporate banking revenue and card and processing revenue. On the same basis, the $199 million, or 25 percent, decrease from the second quarter of 2009 was largely due to merchant processing and financial institution revenue in the second quarter of 2009 that was included with the processing business sale on June 30, 2009, as well as lower mortgage-related revenue.

Service charges on deposits of $149 million increased 5 percent sequentially and decreased 8 percent compared with the same quarter last year. Retail service charges increased 12 percent from the previous quarter and declined 11 percent compared with the second quarter of 2009. The sequential increase was largely driven by seasonal weakness in the first quarter. The year-over-year decline was due to a reduction of NSF fees related to a lower number of occurrences. Commercial service charges decreased 1 percent sequentially and 4 percent versus last year, reflecting higher client use of compensating balances to pay for treasury management services.

Corporate banking revenue of $93 million increased 14 percent from the first quarter of 2010 and was flat compared with the same period last year. Sequential results were driven by growth in foreign exchange revenue, institutional sales and lease termination fees, partially offset by declines in business lending fees and revenue from interest rate derivative sales. On a year-over-year basis, lower foreign exchange and letter of credit fees offset growth in institutional sales and business lending fees.

Mortgage banking net revenue was $114 million in the second quarter of 2010, a decrease of $38 million from the first quarter of 2010 results and a decrease of $33 million from the second quarter of 2009. Second quarter 2010 originations were $3.8 billion, an increase from $3.5 billion in the previous quarter and a decline from strong levels of $7.2 billion in the second quarter of 2009. Second quarter 2010 originations resulted in gains of $89 million on mortgages sold compared with gains of $70 million during the previous quarter and $161 million during the same period in 2009. Net servicing revenue, before MSR valuation adjustments, totaled $29 million in the second quarter, compared with $31 million last quarter and $2 million a year ago. MSR valuation adjustments, including mark-to-market related adjustments on free-standing derivatives used to economically hedge the MSR portfolio, represented a net loss of $4 million in the second quarter of 2010, compared with a net gain of $51 million last quarter and a net loss of $16 million a year ago. The mortgage-servicing asset, net of the valuation reserve, was $646 million at quarter end on a servicing portfolio of $51 billion.

Investment advisory revenue of $87 million declined 4 percent sequentially and increased 10 percent from the second quarter of 2009. The sequential decline was primarily driven by seasonally high tax-related private client services fees in the first quarter partially offset by an increase in institutional trust and mutual fund fees in the current quarter. On a year-over-year basis, growth in brokerage fees, private client services, and institutional trust revenue, primarily due to higher retail trading volumes and market value increases, was offset by lower mutual fund fees.

Card and processing revenue was $84 million in the second quarter of 2010, an increase of $11 million, or 15 percent, from the previous quarter. 2009 results included $169 million in merchant processing and financial institutions revenue which transitioned with the processing business sale. Excluding the divested revenue, card and processing revenue increased by 14 percent from the previous year. The sequential and year-over-year increase was driven by growth in transaction volumes.

Other noninterest income totaled $85 million in the second quarter of 2010 versus $74 million in the previous quarter and $49 million in the second quarter of 2009. Second quarter 2010 results included the $10 million positive valuation adjustment of warrants and puts related to the processing business sale. Current quarter results also included $13 million of TSA revenue and $6 million of revenue from our equity interest in the processing business. First quarter 2010 results included the $9 million reduction in income related to the total return swap entered into as part of the 2009 sale of Visa, Inc. Class B shares, a $2 million decline in the valuation of warrants related to the processing business sale, $13 million of TSA revenue, and $5 million of revenue from our processing business equity interest. Second quarter 2009 results included the $15 million facility write-down. Excluding these items, other noninterest income decreased $11 million from the previous quarter and $8 million from the second quarter of 2009 primarily due to increased credit-related costs. Credit-related costs recognized in noninterest income were $14 million in the second quarter of 2010 versus $1 million last quarter and $8 million in the second quarter of 2009. This quarter, we realized $6 million of net gains on the sale of loans held-for-sale and recorded $7 million of fair value charges on commercial loans held-for-sale and $13 million of losses on the sale of other real estate owned (OREO). First quarter 2010 results included net gains of $25 million on sale of loans held-for-sale, $9 million of fair value charges on commercial loans held-for-sale, and $16 million of losses on the sale of OREO. Second quarter 2009 results included net gains of $11 million on the sale of loans held-for-sale, $6 million of fair value charges on commercial loans held-for-sale, and $13 million of losses on the sale of OREO.

There were no net securities gains on non-qualifying hedges on MSRs in the second quarter of 2010 or in the previous quarter while second quarter 2009 results included net gains of $41 million.

Net gains on investment securities were $8 million in the second quarter of 2010, compared with securities gains of $14 million in the previous quarter and $5 million in the same period the previous year.

Noninterest Expense

	For the Three Months Ended					% Change
	June 2010	March 2010	December 2009	September 2009	June 2009	Seq	Yr/Yr
Noninterest Expense ($ in millions)
Salaries, wages and incentives	$356	$329	$331	$335	$346	8%	3%
Employee benefits	73	86	69	83	75	(15%)	(3%)
Net occupancy expense	73	76	75	75	79	(4%)	(8%)
Technology and communications	45	45	47	43	45	—	(1%)
Equipment expense	31	30	31	30	31	3%	—
Card and processing expense	31	25	27	25	75	28%	(58%)
Other noninterest expense	326	365	387	285	370	(11%)	(12%)

Total noninterest expense	$935	$956	$967	$876	$1,021	(2%)	(8%)

Noninterest expense of $935 million decreased $21 million sequentially and $86 million from a year ago. The sequential decrease was primarily driven by a $36 million decline in credit-related expenses, outlined below, offset by higher salaries, wages and incentives due to higher levels of production and investment in sales force expansion. The decrease from a year ago was primarily driven by lower payments processing expense related to the sale of the processing business and the $55 million FDIC special assessment charge incurred in the prior year. Both the second quarter and first quarter of 2010 results included operating expenses related to the processing business that are offset by revenue under the TSA reported in other noninterest income.

Noninterest expenses incurred related to problem assets totaled $55 million in the second quarter of 2010, compared with $91 million in the first quarter of 2010 and $57 million in the second quarter of 2009. Included within this $55 million were expenses related to mortgage repurchase reserves of $18 million, compared with $39 million in the first quarter of 2010 and $10 million a year ago. (Realized mortgage repurchase losses were $18 million in the second quarter of 2010, compared with $13 million last quarter and $15 million in the second quarter of 2009.) Provision expense for unfunded commitments represented a reduction of expense of $6 million in the second quarter of 2010 versus expense of $9 million last quarter and $9 million a year ago. Derivative valuation adjustments related to customer credit risk resulted in $9 million in expenses this quarter versus $8 million last quarter and $2 million a year ago. OREO expense was $7 million this quarter, compared with $6 million last quarter and $4 million a year ago. Other work-out related expenses were $26 million in the second quarter, compared with $29 million the previous quarter and $32 million in the same period last year.

Credit Quality

	For the Three Months Ended
	June 2010	March 2010	December 2009	September 2009	June 2009
Total net losses charged off ($ in millions)
Commercial and industrial loans	($104)	($161)	($183)	($256)	($177)
Commercial mortgage loans	(78)	(99)	(142)	(118)	(85)
Commercial construction loans	(43)	(78)	(135)	(126)	(79)
Commercial leases	—	(4)	(8)	—	(1)
Residential mortgage loans	(85)	(88)	(78)	(92)	(112)
Home equity	(61)	(73)	(82)	(80)	(88)
Automobile loans	(20)	(31)	(32)	(34)	(36)
Credit card	(42)	(44)	(44)	(45)	(45)
Other consumer loans and leases	(1)	(4)	(4)	(5)	(3)

Total net losses charged off	(434)	(582)	(708)	(756)	(626)
Total losses	(472)	(622)	(743)	(796)	(658)
Total recoveries	38	40	35	40	32

Total net losses charged off	($434)	($582)	($708)	($756)	($626)
Ratios (annualized)
Net losses charged off as a percent of average loans and leases (excluding held for sale)	2.26%	3.01%	3.62%	3.75%	3.08%
Commercial	2.03%	3.07%	4.08%	4.17%	2.81%
Consumer	2.57%	2.93%	2.97%	3.13%	3.48%

Net charge-offs were $434 million in the second quarter of 2010, or 226 bps of average loans on an annualized basis, and declined $148 million from first quarter net charge-offs of $582 million, or 301 bps. The decrease from the prior quarter represents improvement across most geographies, although loss experience continues to be disproportionately affected by commercial and residential real estate loans in Michigan and Florida. In aggregate, Florida and Michigan accounted for $52 million of the sequential net charge-off improvement, but represented approximately 50 percent of total losses during the quarter compared with 26 percent of total loans and leases.

Commercial net charge-offs were $225 million, or 203 bps, in the second quarter of 2010, a decrease of $117 million, or 104 bps, from the first quarter. Michigan and Florida accounted for $42 million of the sequential improvement, but 51 percent of the total commercial losses during the quarter. Within the commercial portfolio, C&I losses were $104 million, a decrease of $57 million from the previous quarter. Within C&I, losses on loans to companies in real estate-related industries were $37 million, a decrease of $14 million from the previous quarter. Commercial mortgage net losses totaled $78 million, a decrease of $21 million from the previous quarter, with Michigan and Florida accounting for 63 percent of losses. Commercial construction net losses were $43 million, a decrease of $35 million from the previous quarter, with Michigan and Florida accounting for 34 percent of losses and $16 million of the sequential improvement. Across all commercial portfolios, net losses on residential builder and developer portfolio loans totaled $48 million, down $33 million from the first quarter. These homebuilder losses included $22 million on commercial construction loans, $25 million on commercial mortgage loans, and $2 million on C&I loans. Originations of homebuilder/developer loans were suspended in 2007 and the remaining portfolio balance is $1.2 billion, down from a peak of $3.3 billion in the second quarter of 2008.

Consumer net charge-offs of $209 million, or 257 bps, were down $31 million, or 36 bps, from the first quarter of 2010. Net charge-offs within the residential mortgage portfolio were $85 million, a decrease of $3 million from the previous quarter, with losses in Florida representing 61 percent of residential mortgage losses in the second quarter and approximately 27 percent of total residential mortgage loans. Home equity net charge-offs of $61 million declined $12 million sequentially, with Michigan and Florida representing 41 percent of second quarter home equity losses and 29 percent of total home equity loans. Net losses on brokered home equity loans were $24 million, down $5 million sequentially, and represented 40 percent of second quarter home equity losses and 15 percent of the total home equity portfolio. The home equity portfolio included $1.8 billion of brokered loans; originations of these loans were discontinued in 2007. Net charge-offs in the auto portfolio of $20 million decreased $11 million from the first quarter as a result of the combination of seasonality, tighter underwriting standards, and continued strong values received at auction. Net losses on consumer credit card loans were $42 million, down $2 million from the previous quarter.

	For the Three Months Ended
	June 2010	March 2010	December 2009	September 2009	June 2009
Allowance for Credit Losses ($ in millions)
Allowance for loan and lease losses, beginning	$3,802	$3,749	$3,681	$3,485	$3,070
Impact of cumulative effect of change in accounting principle	—	45	—	—	—
Total net losses charged off	(434)	(582)	(708)	(756)	(626)
Provision for loan and lease losses	325	590	776	952	1,041

Allowance for loan and lease losses, ending	3,693	3,802	3,749	3,681	3,485
Reserve for unfunded commitments, beginning	260	294	284	239	231
Impact of cumulative effect of change in accounting principle	—	(43)	—	—	—
Provision for unfunded commitments	(6)	9	10	45	8

Reserve for unfunded commitments, ending	254	260	294	284	239
Components of allowance for credit losses:
Allowance for loan and lease losses	3,693	3,802	3,749	3,681	3,485
Reserve for unfunded commitments	254	260	294	284	239

Total allowance for credit losses	$3,947	$4,062	$4,043	$3,965	$3,724
Allowance for loan and lease losses ratio
As a percent of loans and leases	4.85%	4.91%	4.88%	4.69%	4.28%
As a percent of nonperforming loans and leases (a)	146%	139%	127%	125%	135%
As a percent of nonperforming assets (a)	124%	122%	116%	114%	123%

(a)	Excludes non accrual loans and leases in loans held for sale

Provision for loan and lease losses totaled $325 million in the second quarter of 2010, down $265 million from the first quarter and down $716 million from the second quarter of 2009. The allowance for loan and lease losses represented 4.85 percent of total loans and leases outstanding as of quarter end, compared with 4.91 percent last quarter, and represented 146 percent of nonperforming loans and leases and 212 percent of second quarter annualized net charge-offs.

	As of
	June 2010	March 2010	December 2009	September 2009	June 2009
Nonperforming Assets and Delinquent Loans ($ in millions)
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$731	$746	$734	$752	$603
Commercial mortgage loans	773	853	898	912	760
Commercial construction loans	383	479	646	697	684
Commercial leases	45	55	67	51	51
Residential mortgage loans	282	266	275	267	262
Home equity	21	23	21	24	26
Automobile loans	1	1	1	1	1
Other consumer loans and leases	—	—	—	—	—

Total nonaccrual loans and leases	$2,236	$2,423	$2,642	$2,704	$2,387
Restructured loans and leases - commercial (nonaccrual)	48	39	47	18	12
Restructured loans and leases - consumer (nonaccrual)	246	271	258	225	188

Total nonperforming loans and leases	$2,530	$2,733	$2,947	$2,947	$2,587
Repossessed personal property	16	21	22	22	21
Other real estate owned (a)	423	375	275	251	232

Total nonperforming assets (b)	$2,969	$3,129	$3,244	$3,220	$2,840
Nonaccrual loans held for sale	163	239	220	286	352
Restructured loans - commercial (nonaccrual) held for sale	4	4	4	2	—

Total nonperforming assets including loans held for sale	$3,136	$3,372	$3,468	$3,508	$3,192

Restructured Consumer loans and leases (accrual)	$1,561	$1,480	$1,392	$1,280	$1,074
Restructured Commercial loans and leases (accrual)	$109	$76	$68	—	—
Total loans and leases 90 days past due	$397	$436	$567	$992	$762
Nonperforming loans and leases as a percent of portfolio loans, leases and other assets, including other real estate owned (b)	3.30%	3.51%	3.82%	3.75%	3.17%
Nonperforming assets as a percent of portfolio loans, leases and other assets, including other real estate owned (b)	3.87%	4.02%	4.22%	4.09%	3.48%

(a)	Excludes government insured advances.

(b)	Does not include nonaccrual loans held-for-sale.

Nonperforming assets (NPAs) at quarter end were $3.0 billion or 3.87 percent of total loans, leases and OREO, and decreased $160 million, or 5 percent, from the previous quarter. Including $167 million of nonaccrual loans classified as held-for-sale, total NPAs were $3.1 billion and were down $236 million, or 7 percent, compared with the first quarter. In aggregate, Florida and Michigan represented approximately 46 percent of NPAs in the loan portfolio. Total NPAs are currently carried at approximately 56 percent of their original face value through the process of taking charge-offs, purchase accounting marks, and specific reserves recorded through the second quarter.

Commercial NPAs at quarter-end were $2.3 billion, or 5.17 percent of commercial loans, leases and OREO, and declined $140 million, or 6 percent, from the first quarter. Commercial construction portfolio NPAs were $482 million, a decline of $87 million from the previous quarter. Commercial mortgage NPAs were $956 million, a sequential decrease of $47 million. Commercial real estate loans in Michigan and Florida represented 47 percent of total commercial real estate NPAs and 37 percent of our total commercial real estate portfolio, but experienced $66 million of the sequential improvement in commercial real estate NPAs. C&I portfolio NPAs of $792 million were stable, increasing $4 million from the previous quarter. Within the commercial loan portfolio, NPAs in the residential real estate builder and developer portfolio were down $90 million from the first quarter to $431 million, of which $199 million were commercial construction assets, $211 million were commercial mortgage assets and $21 million were C&I assets. Commercial NPAs included $48 million of nonaccrual troubled debt restructurings (TDRs), compared with $39 million last quarter.

At quarter-end, we held $167 million of commercial nonaccrual loans for sale, compared with $243 million at the end of the first quarter. During the quarter, we transferred $10 million of loans from loans held-for-sale to OREO. Loans held-for-sale are carried at the lower of cost or market, and this portfolio is currently recorded at 35 percent of original balances. We recorded negative valuation adjustments of $7 million on held-for-sale loans and we recorded net gains of $6 million on loans that were sold or settled during the quarter.

Consumer NPAs of $695 million, or 2.13 percent of consumer loans, leases and OREO, decreased $20 million, or 3 percent, from the first quarter. Of consumer NPAs, $614 million were in residential real estate portfolios. Residential mortgage NPAs were $549 million, up $28 million from the previous quarter. Home equity NPAs decreased $5 million from last quarter to $65 million. Residential real estate loans in Michigan and Florida represented 59 percent of total residential real estate NPAs and 34 percent of total residential real estate loans. Credit card NPAs declined $37 million from the previous quarter to $64 million due to TDRs returned to accrual status. Consumer nonaccrual TDRs were $246 million in the second quarter of 2010, compared with $271 million in the first quarter.

First quarter OREO balances included in NPAs were $423 million compared with $375 million in the first quarter of 2010, and included $254 million in commercial real estate assets, $113 million in residential mortgage assets, and $16 million in home equity assets. Repossessed personal property of $16 million largely consisted of autos.

Loans still accruing over 90 days past due were $397 million, down $39 million from the first quarter of 2010. Commercial balances 90 days past due increased $22 million to $142 million in the second quarter of 2010. Consumer balances 90 days past due of $255 million declined by $61 million from the previous quarter. Loans 30-89 days past due of $693 million decreased $185 million, or 21 percent, from the previous quarter. Commercial balances 30-89 days past due declined $124 million, or 31 percent, sequentially and consumer balances 30-89 days past due were down $62 million, or 13 percent, from the first quarter.

Capital Position

	For the Three Months Ended
	June 2010	March 2010	December 2009	September 2009	June 2009
Capital Position
Average shareholders’ equity to average assets	12.04%	11.92%	12.31%	12.24%	10.78%
Tangible equity (a)	9.89%	9.67%	9.71%	10.08%	9.72%
Tangible common equity (excluding unrealized gains/losses) (a)	6.55%	6.37%	6.45%	6.74%	6.55%
Tangible common equity (including unrealized gains/losses) (a)	6.91%	6.61%	6.64%	6.98%	6.67%
Tangible common equity as a percent of risk-weighted assets (excluding unrealized gains/losses) (a) (b)	7.28%	7.04%	7.06%	7.07%	6.96%
Regulatory capital ratios: (c)
Tier I capital	13.75%	13.40%	13.31%	13.19%	12.90%
Total risk-based capital	18.11%	17.55%	17.48%	17.43%	16.96%
Tier I leverage	12.21%	12.00%	12.43%	12.34%	12.17%
Tier I common equity (a)	7.22%	6.97%	7.00%	7.01%	6.94%
Book value per share	12.65	12.31	12.44	12.69	12.71
Tangible book value per share (a)	9.51	9.16	9.26	9.50	9.51

(a)	The tangible equity, tangible common equity, tier I common equity and tangible book value per share ratios, while not required by accounting principles generally accepted in the United States of America (U.S. GAAP), are considered to be critical metrics with which to analyze banks. The ratios have been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition. See the Regulation G Non-GAAP Reconciliation table for a reconciliation of these ratios to U.S. GAAP.

(b)	Under the banking agencies risk-based capital guidelines, assets and credit equivalent amounts of derivatives and off-balance sheet exposures are assigned to broad risk categories. The aggregate dollar amount in each risk category is multiplied by the associated risk weight of the category. The resulting weighted values are added together resulting in the Bancorp’s total risk weighted assets.

(c)	Current period regulatory capital ratios are estimated.

Capital ratios remained strong during the quarter. Compared with the prior quarter, the Tier 1 common equity ratio increased 25 bps to 7.22 percent, the Tier 1 capital ratio increased 35 bps to 13.75 percent, and the total capital ratio increased 56 bps to 18.11 percent. The tangible common equity to tangible assets ratio increased 18 bps to 6.55 percent excluding unrealized gains/losses, and increased 30 bps to 6.91 percent including unrealized gains/losses.

Current Tier 1 and Total capital levels include $3.4 billion of preferred stock, or approximately 3.5 percent of risk weighted assets, issued under the U.S. Treasury’s Capital Purchase Program. Tier 1 and Total capital levels also include $2.8 billion of Trust Preferred Securities, or 2.8 percent of risk weighted assets. Under financial reform recently passed, the securities are scheduled to begin being phased out of Tier 1 capital over three years beginning in 2013. To the extent these securities remain outstanding during and after the phase-in period, they would still be expected to be included in Total Capital. We expect to manage our capital structure, including the components represented by common equity and non-common equity, over time to adapt to the effect of legislation, changes to Bank for International Settlements (BIS) capital rules (also known as “Basel III”), and our goals for capital levels and capital composition as appropriate given any changes in rules.

Book value per share at June 30, 2010 was $12.65 and tangible book value per share was $9.51, compared with March 31, 2010 book value per share of $12.31 and tangible book value per share of $9.16.

Conference Call

Fifth Third will host a conference call to discuss these financial results at 9:00 a.m. (Eastern Time) today. This conference call will be webcast live by Thomson Financial and may be accessed through the Fifth Third Investor Relations website at www.53.com (click on “About Fifth Third” then “Investor Relations”). The webcast also is being distributed over Thomson Financial’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through Thomson Financial’s individual investor center at www.earnings.com or by visiting any of the investor sites in Thomson Financial’s Individual Investor Network. Institutional investors can access the call via Thomson Financial’s password-protected event management site, StreetEvents (www.streetevents.com).

Those unable to listen to the live webcast may access a webcast replay or podcast through the Fifth Third Investor Relations website at the same web address. Additionally, a telephone replay of the conference call will be available beginning approximately two hours after the conference call until Thursday, August 5th by dialing 800-642-1687 for domestic access and 706-645-9291 for international access (passcode 81577448#).

Corporate Profile

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. As of June 30, 2010, the Company has $112 billion in assets, operates 16 affiliates with 1,309 full-service Banking Centers, including 102 Bank Mart® locations open seven days a week inside select grocery stores and 2,362 ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Pennsylvania, Missouri, Georgia and North Carolina. Fifth Third operates four main businesses: Commercial Banking, Branch Banking, Consumer Lending, and Investment Advisors. Fifth Third also has a 49% interest in Fifth Third Processing Solutions, LLC. Fifth Third is among the largest money managers in the Midwest and, as of June 30, 2010, had $178 billion in assets under care, of which it managed $24 billion for individuals, corporations and not-for-profit organizations. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded on the NASDAQ® National Global Select Market under the symbol “FITB.”

Forward-Looking Statements

This news release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) general economic conditions and weakening in the economy, specifically the real estate market, either nationally or in the states in which Fifth Third, one or more acquired entities and/or the combined company do business, are less favorable than expected; (2) deteriorating credit quality; (3) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (4) changes in the interest rate environment reduce interest margins; (5) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (6) Fifth Third’s ability to maintain required capital levels and adequate sources of funding and liquidity; (7) maintaining capital requirements may limit Fifth Third’s operations and potential growth; (8) changes and trends in capital markets; (9) problems encountered by larger or similar financial institutions may adversely affect the banking industry and/or Fifth Third (10) competitive pressures among depository institutions increase significantly; (11) effects of critical accounting policies and judgments; (12) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (FASB) or other regulatory agencies; (13) legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, one or more acquired entities and/or the combined company or the businesses in which Fifth Third, one or more acquired entities and/or the combined company are engaged; (14) ability to maintain favorable ratings from rating agencies; (15) fluctuation of Fifth Third’s stock price; (16) ability to attract and retain key personnel; (17) ability to receive dividends from its subsidiaries; (18) potentially dilutive effect of future acquisitions on current shareholders’ ownership of Fifth Third; (19) effects of accounting or financial results of one or more acquired entities; (20) difficulties in separating Fifth Third Processing Solutions from Fifth Third; (21) loss of income from any sale or potential sale of businesses that could have an adverse effect on Fifth Third’s earnings and future growth;(22) ability to secure confidential information through the use of computer systems and telecommunications networks; and (23) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

# # #

Quarterly Financial Review for June 30, 2010

Table of Contents

Financial Highlights	19-20
Consolidated Statements of Income	21
Consolidated Statements of Income (Taxable Equivalent)	22
Consolidated Balance Sheets	23-24
Consolidated Statements of Changes in Shareholders’ Equity	25
Average Balance Sheet and Yield Analysis	26-28
Summary of Loans and Leases	29
Regulatory Capital	30
Summary of Credit Loss Experience	31
Asset Quality	32
Regulation G Non-GAAP Reconciliation	33
Segment Presentation	34

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended			% Change		Year to Date		% Change
	June 2010	March 2010	June 2009	Seq	Yr/Yr	June 2010	June 2009	Yr/Yr
Income Statement Data
Net interest income (a)	$887	$901	$836	(2%)	6%	$1,788	$1,617	11%
Noninterest income	620	627	2,583	(1%)	(76%)	1,247	3,280	(62%)
Total revenue (a)	1,507	1,528	3,419	(1%)	(56%)	3,035	4,897	(38%)
Provision for loan and lease losses	325	590	1,041	(45%)	(69%)	915	1,814	(50%)
Noninterest expense	935	956	1,021	(2%)	(8%)	1,891	1,984	(5%)
Net income (loss)	192	(10)	882	NM	(78%)	182	932	(80%)
Net income (loss) available to common shareholders	130	(72)	856	NM	(85%)	57	829	(93%)

Common Share Data
Earnings per share, basic	$0.16	($0.09)	$1.35	NM	(88%)	$0.07	$1.37	(95%)
Earnings per share, diluted	0.16	(0.09)	1.15	NM	(86%)	0.07	1.18	(94%)
Cash dividends per common share	0.01	0.01	0.01	—	—	0.02	0.02	—
Book value per share	12.65	12.31	12.71	3%	—	12.65	12.71	—
Market price per share	12.29	13.56	7.10	(9%)	73%	12.29	7.10	73%
Common shares outstanding (in thousands)	796,320	794,816	795,313	—	—	796,320	795,313	—
Average common shares outstanding (in thousands):
Basic	790,839	790,473	629,789	—	26%	790,657	600,960	32%
Diluted	802,255	790,473	718,245	1%	12%	799,666	693,590	15%
Market capitalization	$9,787	$10,778	$5,647	(9%)	73%	$9,787	$5,647	73%

Financial Ratios
Return on assets	0.68%	(0.04%)	3.05%	NM	(78%)	0.32%	1.60%	(80%)
Return on average common equity	5.2%	(3.0%)	41.2%	NM	(87%)	1.2%	20.7%	(94%)
Noninterest income as a percent of total revenue	41%	41%	76%	—	(46%)	41%	67%	(39%)
Average equity as a percent of average assets	12.04%	11.92%	10.78%	1%	12%	11.98%	10.48%	14%
Tangible equity (b) (d)	9.89%	9.67%	9.72%	2%	2%	9.89%	9.72%	2%
Tangible common equity (c) (d)	6.55%	6.37%	6.55%	3%	—	6.55%	6.55%	—
Net interest margin (a)	3.57%	3.63%	3.26%	(2%)	10%	3.60%	3.16%	14%
Efficiency (a)	62.1%	62.6%	29.9%	(1%)	108%	62.3%	40.5%	54%
Effective tax rate	20.5%	53.0%	34.7%	(61%)	(41%)	17.3%	14.5%	19%

Credit Quality
Net losses charged off	$434	$582	$626	(25%)	(31%)	$971	$1,116	(13%)
Net losses charged off as a percent of average loans and leases	2.26%	3.01%	3.08%	(25%)	(27%)	2.64%	2.73%	(3%)
Allowance for loan and lease losses as a percent of loans and leases	4.85%	4.91%	4.28%	(1%)	13%	4.85%	4.28%	13%
Allowance for credit losses as a percent of loans and leases	5.18%	5.25%	4.57%	(1%)	13%	5.18%	4.57%	13%
Nonperforming assets as a percent of loans, leases and other assets, including other real estate owned (e)	3.87%	4.02%	3.48%	(4%)	11%	3.87%	3.48%	11%

Average Balances
Loans and leases, including held for sale	$78,808	$80,136	$84,996	(2%)	(7%)	$79,468	$85,410	(7%)
Total securities and other short-term investments	20,890	20,559	17,762	2%	18%	20,726	17,798	16%
Total assets	112,613	113,433	115,878	(1%)	(3%)	113,021	117,272	(4%)
Transaction deposits (f)	65,508	64,203	54,115	2%	21%	64,859	53,236	22%
Core deposits (g)	76,844	76,262	68,727	1%	12%	76,555	67,793	13%
Wholesale funding (h)	18,977	20,215	31,369	(6%)	(40%)	19,591	33,126	(41%)
Shareholders’ equity	13,563	13,518	12,490	—	9%	13,541	12,288	10%

Regulatory Capital Ratios (i)
Tier I capital	13.75%	13.40%	12.90%	3%	7%	13.75%	12.90%	7%
Total risk-based capital	18.11%	17.55%	16.96%	3%	7%	18.11%	16.96%	7%
Tier I leverage	12.21%	12.00%	12.17%	2%	—	12.21%	12.17%	—
Tier I common equity (d)	7.22%	6.97%	6.94%	4%	4%	7.22%	6.94%	4%

Operations
Banking centers	1,309	1,309	1,306	—	—	1,309	1,306	—
ATMs	2,362	2,364	2,355	—	—	2,362	2,355	—
Full-time equivalent employees	20,479	20,038	20,702	2%	(1%)	20,479	20,702	(1%)

(a)	Presented on a fully taxable equivalent basis

(b)	The tangible equity ratio is calculated as tangible equity (shareholders’ equity less goodwill, intangible assets and accumulated other comprehensive income) divided by tangible assets (total assets less goodwill, intangible assets and tax effected accumulated other comprehensive income.)

(c)	The tangible common equity ratio is calculated as tangible common equity (shareholders’ equity less preferred stock, goodwill intangible assets and accumulated other comprehensive income) divided by tangible assets (defined above.)

(d)	The tangible equity, tangible common equity and tier I common equity ratios, while not required by U.S. GAAP, are considered to be critical metrics with which to analyze banks. The ratios have been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition.

(e)	Excludes nonaccrual loans held for sale

(f)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers

(g)	Includes transaction deposits plus other time deposits

(h)	Includes certificates $100,000 and over, other deposits, federal funds purchased, short-term borrowings and long-term debt

(i)	Current period regulatory capital ratios are estimates

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended
	June 2010	March 2010	December 2009	September 2009	June 2009
Income Statement Data
Net interest income (a)	$887	$901	$882	$874	$836
Noninterest income	620	627	651	851	2,583
Total revenue (a)	1,507	1,528	1,533	1,725	3,419
Provision for loan and lease losses	325	590	776	952	1,041
Noninterest expense	935	956	967	876	1,021
Net income (loss)	192	(10)	(98)	(97)	882
Net income (loss) available to common shareholders	130	(72)	(160)	(159)	856
Common Share Data
Earnings per share, basic	$0.16	($0.09)	($0.20)	($0.20)	$1.35
Earnings per share, diluted	0.16	(0.09)	(0.20)	(0.20)	1.15
Cash dividends per common share	0.01	0.01	0.01	0.01	0.01
Book value per share	12.65	12.31	12.44	12.69	12.71
Market price per share	12.29	13.56	9.75	10.13	7.10
Common shares outstanding (in thousands)	796,320	794,816	795,068	795,316	795,313
Average common shares outstanding (in thousands):
Basic	790,839	790,473	790,442	790,334	629,789
Diluted	802,255	790,473	790,442	790,334	718,245
Market capitalization	$9,787	$10,778	$7,752	$8,057	$5,647
Financial Ratios
Return on assets	0.68%	(0.04%)	(0.35%)	(0.34%)	3.05%
Return on average common equity	5.2%	(3.0%)	(6.3%)	(6.1%)	41.2%
Noninterest income as a percent of total revenue	41%	41%	42%	49%	76%
Average equity as a percent of average assets	12.04%	11.92%	12.31%	12.24%	10.78%
Tangible equity (b) (d)	9.89%	9.67%	9.71%	10.08%	9.72%
Tangible common equity (c) (d)	6.55%	6.37%	6.45%	6.74%	6.55%
Net interest margin (a)	3.57%	3.63%	3.55%	3.43%	3.26%
Efficiency (a)	62.1%	62.6%	63.1%	50.8%	29.9%
Effective tax rate	20.5%	53.0%	54.4%	10.2%	34.7%
Credit Quality
Net losses charged off	$434	$582	$708	$756	$626
Net losses charged off as a percent of average loans and leases	2.26%	3.01%	3.62%	3.75%	3.08%
Allowance for loan and lease losses as a percent of loans and leases	4.85%	4.91%	4.88%	4.69%	4.28%
Allowance for credit losses as a percent of loans and leases	5.18%	5.25%	5.27%	5.06%	4.57%
Nonperforming assets as a percent of loans, leases and other assets, including other real estate owned (e)	3.87%	4.02%	4.22%	4.09%	3.48%
Average Balances
Loans and leases, including held for sale	$78,808	$80,136	$79,920	$82,888	$84,996
Total securities and other short-term investments	20,890	20,559	18,869	18,065	17,762
Total assets	112,613	113,433	111,505	113,453	115,878
Transaction deposits (f)	65,508	64,203	58,796	55,607	54,115
Core deposits (g)	76,844	76,262	71,845	69,871	68,727
Wholesale funding (h)	18,977	20,215	22,107	25,947	31,369
Shareholders’ equity	13,563	13,518	13,724	13,885	12,490
Regulatory Capital Ratios (i)
Tier I capital	13.75%	13.40%	13.31%	13.19%	12.90%
Total risk-based capital	18.11%	17.55%	17.48%	17.43%	16.96%
Tier I leverage	12.21%	12.00%	12.43%	12.34%	12.17%
Tier I common equity (d)	7.22%	6.97%	7.00%	7.01%	6.94%
Operations
Banking centers	1,309	1,309	1,309	1,306	1,306
ATMs	2,362	2,364	2,358	2,372	2,355
Full-time equivalent employees	20,479	20,038	20,998	20,559	20,702

(a)	Presented on a fully taxable equivalent basis

(b)	The tangible equity ratio is calculated as tangible equity (shareholders’ equity less goodwill, intangible assets and accumulated other comprehensive income) divided by tangible assets (total assets less goodwill, intangible assets and tax effected accumulated other comprehensive income.)

(c)	The tangible common equity ratio is calculated as tangible common equity (shareholders’ equity less preferred stock, goodwill intangible assets and accumulated other comprehensive income) divided by tangible assets (defined above.)

(d)	The tangible equity, tangible common equity and tier I common equity ratios, while not required by U.S. GAAP, are considered to be critical metrics with which to analyze banks. The ratios have been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition.

(e)	Excludes nonaccrual loans held for sale

(f)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers

(g)	Includes transaction deposits plus other time deposits

(h)	Includes certificates $100,000 and over, other deposits, federal funds purchased, short-term borrowings and long-term debt

(i)	Current period regulatory capital ratios are estimates

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income

$ in millions

(unaudited)

	For the Three Months Ended			% Change		Year to Date		% Change
	June 2010	March 2010	June 2009	Seq	Yr/Yr	June 2010	June 2009	Yr/Yr
Interest Income
Interest and fees on loans and leases	$951	$960	$995	(1%)	(4%)	$1,910	$1,992	(4%)
Interest on securities	163	182	184	(10%)	(12%)	345	364	(5%)
Interest on other short-term investments	2	1	0	52%	650%	4	1	294%

Total interest income	1,116	1,143	1,179	(2%)	(5%)	2,259	2,357	(4%)
Interest Expense
Interest on deposits	161	171	258	(6%)	(37%)	332	532	(37%)
Interest on short-term borrowings	1	1	12	—	(93%)	2	37	(95%)
Interest on long-term debt	72	74	78	(3%)	(8%)	146	181	(19%)

Total interest expense	234	246	348	(5%)	(33%)	480	750	(36%)

Net Interest Income	882	897	831	(2%)	6%	1,779	1,607	11%
Provision for loan and lease losses	325	590	1,041	(45%)	(69%)	915	1,814	(50%)

Net interest income (loss) after provision for loan and lease losses	557	307	(210)	82%	NM	864	(207)	NM
Noninterest Income
Service charges on deposits	149	142	162	5%	(8%)	291	308	(6%)
Corporate banking revenue	93	81	93	14%	—	174	206	(15%)
Mortgage banking net revenue	114	152	147	(25%)	(23%)	266	281	(5%)
Investment advisory revenue	87	91	79	(4%)	10%	177	158	12%
Card and processing revenue	84	73	243	15%	(65%)	158	466	(66%)
Gain on sale of processing business	—	—	1,764	NM	(100%)	—	1,764	(100%)
Other noninterest income	85	74	49	15%	75%	160	60	167%
Securities gains (losses), net	8	14	5	(43%)	60%	21	(20)	NM
Securities gains, net - non-qualifying hedges on mortgage servicing rights	—	—	41	NM	(100%)	—	57	(100%)

Total noninterest income	620	627	2,583	(1%)	(76%)	1,247	3,280	(62%)
Noninterest Expense
Salaries, wages and incentives	356	329	346	8%	3%	686	673	2%
Employee benefits	73	86	75	(15%)	(3%)	159	158	—
Net occupancy expense	73	76	79	(4%)	(8%)	150	158	(5%)
Technology and communications	45	45	45	—	(1%)	90	90	—
Equipment expense	31	30	31	3%	—	60	62	(3%)
Card and processing expense	31	25	75	28%	(58%)	56	141	(60%)
Other noninterest expense	326	365	370	(11%)	(12%)	690	702	(2%)

Total noninterest expense	935	956	1,021	(2%)	(8%)	1,891	1,984	(5%)
Income (loss) before income taxes	242	(22)	1,352	NM	(82%)	220	1,089	(80%)
Applicable income taxes	50	(12)	470	NM	(89%)	38	157	(76%)

Net income (loss)	192	(10)	882	NM	(78%)	182	932	(80%)
Dividends on preferred stock	62	62	26	—	138%	125	103	21%

Net income (loss) available to common shareholders	$130	($72)	$856	NM	(85%)	$57	$829	(93%)

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income (Taxable Equivalent)

$ in millions

(unaudited)

	For the Three Months Ended
	June 2010	March 2010	December 2009	September 2009	June 2009
Interest Income
Interest and fees on loans and leases	$951	$960	$957	$986	$995
Interest on securities	163	182	186	183	184
Interest on other short-term investments	2	1	—	—	—

Total interest income	1,116	1,143	1,143	1,169	1,179
Taxable equivalent adjustment	5	4	4	5	5

Total interest income (taxable equivalent)	1,121	1,147	1,147	1,174	1,184
Interest Expense
Interest on deposits	161	171	194	228	258
Interest on short-term borrowings	1	1	2	4	12
Interest on long-term debt	72	74	69	68	78

Total interest expense	234	246	265	300	348

Net interest income (taxable equivalent)	887	901	882	874	836
Provision for loan and lease losses	325	590	776	952	1,041

Net interest income (loss) (taxable equivalent) after provision for loan and lease losses	562	311	106	(78)	(205)
Noninterest Income
Service charges on deposits	149	142	159	164	162
Corporate banking revenue	93	81	89	77	93
Mortgage banking net revenue	114	152	132	140	147
Investment advisory revenue	87	91	86	82	79
Card and processing revenue	84	73	76	74	243
Gain on sale of processing business	—	—	—	(6)	1,764
Other noninterest income	85	74	107	312	49
Securities gains (losses), net	8	14	2	8	5
Securities gains, net - non-qualifying hedges on mortgage servicing rights	—	—	—	—	41

Total noninterest income	620	627	651	851	2,583
Noninterest Expense
Salaries, wages and incentives	356	329	331	335	346
Employee benefits	73	86	69	83	75
Net occupancy expense	73	76	75	75	79
Technology and communications	45	45	47	43	45
Equipment expense	31	30	31	30	31
Card and processing expense	31	25	27	25	75
Other noninterest expense	326	365	387	285	370

Total noninterest expense	935	956	967	876	1,021

Income (loss) before income taxes (taxable equivalent)	247	(18)	(210)	(103)	1,357
Taxable equivalent adjustment	5	4	4	5	5

Income (loss) before income taxes	242	(22)	(214)	(108)	1,352
Applicable income taxes	50	(12)	(116)	(11)	470

Net income (loss)	192	(10)	(98)	(97)	882
Dividends on preferred stock	62	62	62	62	26

Net income (loss) available to common shareholders	$130	($72)	($160)	($159)	$856

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of			% Change
	June 2010	March 2010	June 2009	Seq	Yr/Yr
Assets
Cash and due from banks	$2,216	$2,133	$2,899	4%	(24%)
Available-for-sale and other securities (a)	16,021	16,935	16,061	(5%)	—
Held-to-maturity securities (b)	354	355	357	—	(1%)
Trading securities	270	305	1,354	(11%)	(80%)
Other short-term investments	4,322	3,904	513	11%	743%
Loans held for sale	2,150	1,607	3,341	34%	(36%)
Portfolio loans and leases:
Commercial and industrial loans	26,008	26,131	28,409	—	(8%)
Commercial mortgage loans	11,481	11,744	12,407	(2%)	(7%)
Commercial construction loans	2,965	3,277	4,491	(10%)	(34%)
Commercial leases	3,271	3,388	3,532	(3%)	(7%)
Residential mortgage loans	7,707	7,918	8,489	(3%)	(9%)
Home equity	11,987	12,186	12,511	(2%)	(4%)
Automobile loans	10,285	10,180	8,741	1%	18%
Credit card	1,841	1,863	1,914	(1%)	(4%)
Other consumer loans and leases	687	736	935	(7%)	(27%)

Portfolio loans and leases	76,232	77,423	81,429	(2%)	(6%)
Allowance for loan and lease losses	(3,693)	(3,802)	(3,485)	(3%)	6%

Portfolio loans and leases, net	72,539	73,621	77,944	(1%)	(7%)
Bank premises and equipment	2,374	2,384	2,440	—	(3%)
Operating lease equipment	489	492	474	(1%)	3%
Goodwill	2,417	2,417	2,417	—	—
Intangible assets	83	94	133	(12%)	(38%)
Servicing rights	646	725	595	(11%)	9%
Other assets	8,144	7,679	7,456	6%	9%

Total assets	$112,025	$112,651	$115,984	(1%)	(3%)

Liabilities
Deposits:
Demand	$19,256	$19,482	$17,202	(1%)	12%
Interest checking	17,759	19,126	14,630	(7%)	21%
Savings	19,646	19,099	16,819	3%	17%
Money market	4,666	4,782	4,193	(2%)	11%
Foreign office	3,430	2,844	2,244	21%	53%
Other time	10,966	11,643	14,540	(6%)	(25%)
Certificates - $100,000 and over	6,389	6,596	10,688	(3%)	(40%)
Other	3	2	504	71%	(99%)

Total deposits	82,115	83,574	80,820	(2%)	2%
Federal funds purchased	240	271	435	(12%)	(45%)
Other short-term borrowings	1,556	1,359	6,802	14%	(77%)
Accrued taxes, interest and expenses	721	633	959	14%	(25%)
Other liabilities	2,703	2,459	3,166	10%	(15%)
Long-term debt	10,989	10,947	10,102	—	9%

Total liabilities	98,324	99,243	102,284	(1%)	(4%)
Shareholders’ equity
Common stock	1,779	1,779	1,779	—	—
Preferred stock	3,631	3,620	3,588	—	1%
Capital surplus	1,696	1,753	1,722	(3%)	(2%)
Retained earnings	6,289	6,169	6,663	2%	(6%)
Accumulated other comprehensive income	440	288	152	53%	189%
Treasury stock	(134)	(201)	(204)	(34%)	(34%)

Total shareholders’ equity (c)	13,701	13,408	13,700	2%	—

Total liabilities and shareholders’ equity	$112,025	$112,651	$115,984	(1%)	(3%)

(a) Amortized cost	$15,356	$16,523	$15,820	(7%)	(3%)
(b) Market values	354	355	357	—	(1%)
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	—	—
Outstanding, excluding treasury	796,320	794,816	795,313	—	—
Treasury	5,184	6,688	6,191	(22%)	(16%)

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of
	June 2010	March 2010	December 2009	September 2009	June 2009
Assets
Cash and due from banks	$2,216	$2,133	$2,318	$2,130	$2,899
Available-for-sale and other securities (a)	16,021	16,935	18,213	15,682	16,061
Held-to-maturity securities (b)	354	355	355	356	357
Trading securities	270	305	355	1,079	1,354
Other short-term investments	4,322	3,904	3,369	1,126	513
Loans held for sale	2,150	1,607	2,067	2,063	3,341
Portfolio loans and leases:
Commercial and industrial loans	26,008	26,131	25,683	26,175	28,409
Commercial mortgage loans	11,481	11,744	11,803	12,105	12,407
Commercial construction loans	2,965	3,277	3,784	4,147	4,491
Commercial leases	3,271	3,388	3,535	3,584	3,532
Residential mortgage loans	7,707	7,918	8,035	8,229	8,489
Home equity	11,987	12,186	12,174	12,377	12,511
Automobile loans	10,285	10,180	8,995	8,972	8,741
Credit card	1,841	1,863	1,990	1,973	1,914
Other consumer loans and leases	687	736	780	857	935

Portfolio loans and leases	76,232	77,423	76,779	78,419	81,429
Allowance for loan and lease losses	(3,693)	(3,802)	(3,749)	(3,681)	(3,485)

Portfolio loans and leases, net	72,539	73,621	73,030	74,738	77,944
Bank premises and equipment	2,374	2,384	2,400	2,426	2,440
Operating lease equipment	489	492	499	486	474
Goodwill	2,417	2,417	2,417	2,417	2,417
Intangible assets	83	94	106	119	133
Servicing rights	646	725	700	626	595
Other assets	8,144	7,679	7,551	7,492	7,456

Total assets	$112,025	$112,651	$113,380	$110,740	$115,984

Liabilities
Deposits:
Demand	$19,256	$19,482	$19,411	$17,666	$17,202
Interest checking	17,759	19,126	19,935	15,168	14,630
Savings	19,646	19,099	17,898	17,098	16,819
Money market	4,666	4,782	4,431	4,378	4,193
Foreign office	3,430	2,844	2,454	2,356	2,244
Other time	10,966	11,643	12,466	13,725	14,540
Certificates - $100,000 and over	6,389	6,596	7,700	8,962	10,688
Other	3	2	10	5	504

Total deposits	82,115	83,574	84,305	79,358	80,820
Federal funds purchased	240	271	182	433	435
Other short-term borrowings	1,556	1,359	1,415	3,674	6,802
Accrued taxes, interest and expenses	721	633	773	878	959
Other liabilities	2,703	2,459	2,701	2,547	3,166
Long-term debt	10,989	10,947	10,507	10,162	10,102

Total liabilities	98,324	99,243	99,883	97,052	102,284
Shareholders’ equity
Common stock	1,779	1,779	1,779	1,779	1,779
Preferred stock	3,631	3,620	3,609	3,599	3,588
Capital surplus	1,696	1,753	1,743	1,729	1,722
Retained earnings	6,289	6,169	6,326	6,496	6,663
Accumulated other comprehensive income	440	288	241	285	152
Treasury stock	(134)	(201)	(201)	(200)	(204)

Total shareholders’ equity (c)	13,701	13,408	13,497	13,688	13,700

Total liabilities and shareholders’ equity	$112,025	$112,651	$113,380	$110,740	$115,984

(a) Amortized cost	$15,356	$16,523	$17,879	$15,260	$15,820
(b) Market values	354	355	355	356	357
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Outstanding, excluding treasury	796,320	794,816	795,068	795,316	795,313
Treasury	5,184	6,688	6,436	6,188	6,191

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Changes in Shareholders’ Equity

$ in millions

(unaudited)

	For the Three Months Ended		Year to Date
	June 2010	June 2009	June 2010	June 2009
Total shareholders’ equity, beginning	$13,408	$12,102	$13,497	$12,077
Net income	192	882	182	932
Other comprehensive income, net of tax:
Change in unrealized gains and (losses):
Available-for-sale securities	164	(21)	215	42
Qualifying cash flow hedges	(14)	19	(20)	7
Change in accumulated other comprehensive income related to employee benefit plans	2	3	4	5

Comprehensive income	344	883	381	986
Cash dividends declared:
Common stock	(8)	(8)	(16)	(13)
Preferred stock	(51)	(51)	(103)	(117)
Issuance of common stock	—	986	—	986
Dividends on exchange of preferred stock	—	35	—	35
Exchange of preferred stock, Series G	—	(269)	—	(269)
Stock-based awards exercised, including treasury shares issued	(3)	1	(3)	1
Stock-based compensation expense	11	12	22	23
Impact of cumulative effect of change in accounting principle	—	—	(77)	—
Change in corporate tax benefit related to stock-based compensation	—	(12)	—	(30)
Reversal of OTTI	—	24	—	24
Other	—	(3)	—	(3)

Total shareholders’ equity, ending	$13,701	$13,700	$13,701	$13,700

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended			% Change
	June 2010	March 2010	June 2009	Seq	Yr/Yr
Assets
Interest-earning assets:
Commercial and industrial loans	$26,179	$26,299	$28,038	—	(7%)
Commercial mortgage loans	11,772	11,836	12,668	(1%)	(7%)
Commercial construction loans	3,258	3,781	4,842	(14%)	(33%)
Commercial leases	3,336	3,468	3,512	(4%)	(5%)
Residential mortgage loans	9,390	9,478	11,669	(1%)	(20%)
Home equity	12,102	12,338	12,636	(2%)	(4%)
Automobile loans	10,170	10,185	8,692	—	17%
Credit card	1,859	1,940	1,863	(4%)	—
Other consumer loans and leases	742	811	1,076	(9%)	(31%)
Taxable securities	16,451	17,240	16,778	(5%)	(2%)
Tax exempt securities	154	175	242	(12%)	(36%)
Other short-term investments	4,285	3,144	742	36%	478%

Total interest-earning assets	99,698	100,695	102,758	(1%)	(3%)
Cash and due from banks	2,163	2,247	2,350	(4%)	(8%)
Other assets	14,550	14,262	13,907	2%	5%
Allowance for loan and lease losses	(3,798)	(3,771)	(3,137)	1%	21%

Total assets	$112,613	$113,433	$115,878	(1%)	(3%)

Liabilities
Interest-bearing liabilities:
Interest checking	$18,652	$19,533	$14,837	(5%)	26%
Savings	19,446	18,469	16,705	5%	16%
Money market	4,679	4,622	4,167	1%	12%
Foreign office	3,325	2,757	1,717	21%	94%
Other time	11,336	12,059	14,612	(6%)	(22%)
Certificates - $100,000 and over	6,354	7,049	11,455	(10%)	(45%)
Other	5	8	240	(36%)	(98%)
Federal funds purchased	264	220	542	20%	(51%)
Other short-term borrowings	1,478	1,449	8,002	2%	(82%)
Long-term debt	10,876	11,489	11,130	(5%)	(2%)

Total interest-bearing liabilities	76,415	77,655	83,407	(2%)	(8%)
Demand deposits	19,406	18,822	16,689	3%	16%
Other liabilities	3,229	3,438	3,292	(6%)	(2%)

Total liabilities	99,050	99,915	103,388	(1%)	(4%)
Shareholders’ equity	13,563	13,518	12,490	—	9%

Total liabilities and shareholders’ equity	$112,613	$113,433	$115,878	(1%)	(3%)

Yield Analysis
Interest-earning assets:
Commercial and industrial loans	4.75%	4.61%	4.06%
Commercial mortgage loans	4.10%	4.20%	4.44%
Commercial construction loans	3.15%	2.92%	2.80%
Commercial leases	4.51%	4.54%	4.66%
Residential mortgage loans	4.77%	5.18%	5.65%
Home equity	4.01%	4.02%	4.14%
Automobile loans	6.01%	6.24%	6.36%
Credit card	10.91%	10.76%	10.06%
Other consumer loans and leases	13.65%	11.87%	7.52%

Total loans and leases	4.86%	4.87%	4.71%
Taxable securities	3.93%	4.23%	4.33%
Tax exempt securities	6.98%	7.08%	8.04%
Other short-term investments	0.20%	0.18%	0.15%

Total interest-earning assets	4.51%	4.62%	4.62%
Interest-bearing liabilities:
Interest checking	0.30%	0.28%	0.27%
Savings	0.60%	0.67%	0.77%
Money market	0.42%	0.46%	0.63%
Foreign office	0.36%	0.34%	0.54%
Other time	2.70%	2.75%	3.48%
Certificates - $100,000 and over	2.13%	2.16%	2.80%
Other	0.10%	0.02%	0.19%
Federal funds purchased	0.17%	0.13%	0.18%
Other short-term borrowings	0.21%	0.23%	0.61%
Long-term debt	2.64%	2.64%	2.79%

Total interest-bearing liabilities	1.23%	1.29%	1.67%
Ratios:
Net interest margin (taxable equivalent)	3.57%	3.63%	3.26%
Net interest rate spread (taxable equivalent)	3.28%	3.33%	2.95%
Interest-bearing liabilities to interest-earning assets	76.65%	77.12%	81.17%

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	Year to Date		% Change
	June 2010	June 2009	Yr/Yr
Assets
Interest-earning assets:
Commercial and industrial loans	$26,239	$28,500	(8%)
Commercial mortgage loans	11,804	12,738	(7%)
Commercial construction loans	3,518	4,978	(29%)
Commercial leases	3,402	3,538	(4%)
Residential mortgage loans	9,434	11,297	(16%)
Home equity	12,219	12,699	(4%)
Automobile loans	10,178	8,690	17%
Credit card	1,899	1,844	3%
Other consumer loans and leases	775	1,126	(31%)
Taxable securities	16,843	16,532	2%
Tax exempt securities	165	252	(35%)
Other short-term investments	3,718	1,014	267%

Total interest-earning assets	100,194	103,208	(3%)
Cash and due from banks	2,205	2,393	(8%)
Other assets	14,407	14,633	(2%)
Allowance for loan and lease losses	(3,785)	(2,962)	28%

Total assets	$113,021	$117,272	(4%)

Liabilities
Interest-bearing liabilities:
Interest checking	$19,090	$14,534	31%
Savings	18,960	16,490	15%
Money market	4,651	4,362	7%
Foreign office	3,043	1,736	75%
Other time	11,696	14,557	(20%)
Certificates-$100,000 and over	6,700	11,628	(42%)
Other	6	243	(97%)
Federal funds purchased	242	621	(61%)
Other short-term borrowings	1,464	8,807	(83%)
Long-term debt	11,179	11,827	(5%)

Total interest-bearing liabilities	77,031	84,805	(9%)
Demand deposits	19,115	16,114	19%
Other liabilities	3,334	4,065	(18%)

Total liabilities	99,480	104,984	(5%)
Shareholders’ equity	13,541	12,288	10%

Total liabilities and shareholders’ equity	$113,021	$117,272	(4%)

Yield Analysis
Interest-earning assets:
Commercial and industrial loans	4.68%	4.03%
Commercial mortgage loans	4.15%	4.50%
Commercial construction loans	3.03%	3.08%
Commercial leases	4.53%	3.89%
Residential mortgage loans	4.98%	5.84%
Home equity	4.01%	4.21%
Automobile loans	6.13%	6.38%
Credit card	10.83%	10.47%
Other consumer loans and leases	12.73%	6.83%

Total loans and leases	4.87%	4.72%
Taxable securities	4.08%	4.36%
Tax exempt securities	7.03%	7.73%
Other short-term investments	0.19%	0.18%

Total interest-earning assets	4.56%	4.62%
Interest-bearing liabilities:
Interest checking	0.29%	0.27%
Savings	0.64%	0.83%
Money market	0.44%	0.67%
Foreign office	0.35%	0.54%
Other time	2.73%	3.55%
Certificates-$100,000 and over	2.14%	2.92%
Other	0.05%	0.21%
Federal funds purchased	0.15%	0.25%
Other short-term borrowings	0.22%	0.82%
Long-term debt	2.64%	3.09%

Total interest-bearing liabilities	1.26%	1.78%
Ratios:
Net interest margin (taxable equivalent)	3.60%	3.16%
Net interest rate spread (taxable equivalent)	3.30%	2.84%
Interest-bearing liabilities to interest-earning assets	76.88%	82.17%

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended
	June 2010	March 2010	December 2009	September 2009	June 2009
Assets
Interest-earning assets:
Commercial and industrial loans	$26,179	$26,299	$25,838	$27,416	$28,038
Commercial mortgage loans	11,772	11,836	12,126	12,449	12,668
Commercial construction loans	3,258	3,781	4,134	4,475	4,842
Commercial leases	3,336	3,468	3,574	3,522	3,512
Residential mortgage loans	9,390	9,478	10,142	10,820	11,669
Home equity	12,102	12,338	12,291	12,452	12,636
Automobile loans	10,170	10,185	8,973	8,871	8,692
Credit card	1,859	1,940	1,982	1,955	1,863
Other consumer loans and leases	742	811	860	928	1,076
Taxable securities	16,451	17,240	17,521	16,850	16,778
Tax exempt securities	154	175	205	246	242
Other short-term investments	4,285	3,144	1,143	969	742

Total interest-earning assets	99,698	100,695	98,789	100,953	102,758
Cash and due from banks	2,163	2,247	2,276	2,257	2,350
Other assets	14,550	14,262	14,084	13,724	13,907
Allowance for loan and lease losses	(3,798)	(3,771)	(3,644)	(3,481)	(3,137)

Total assets	$112,613	$113,433	$111,505	$113,453	$115,878

Liabilities
Interest-bearing liabilities:
Interest checking	$18,652	$19,533	$16,324	$14,869	$14,837
Savings	19,446	18,469	17,540	16,967	16,705
Money market	4,679	4,622	4,279	4,280	4,167
Foreign office	3,325	2,757	2,516	2,432	1,717
Other time	11,336	12,059	13,049	14,264	14,612
Certificates-$100,000 and over	6,354	7,049	8,200	10,055	11,455
Other	5	8	51	95	240
Federal funds purchased	264	220	423	404	542
Other short-term borrowings	1,478	1,449	3,029	5,285	8,002
Long-term debt	10,876	11,489	10,404	10,108	11,130

Total interest-bearing liabilities	76,415	77,655	75,815	78,759	83,407
Demand deposits	19,406	18,822	18,137	17,059	16,689
Other liabilities	3,229	3,438	3,829	3,750	3,292

Total liabilities	99,050	99,915	97,781	99,568	103,388
Shareholders’ equity	13,563	13,518	13,724	13,885	12,490

Total liabilities and shareholders’ equity	$112,613	$113,433	$111,505	$113,453	$115,878

Yield Analysis
Interest-earning assets:
Commercial and industrial loans	4.75%	4.61%	4.48%	4.36%	4.06%
Commercial mortgage loans	4.10%	4.20%	4.19%	4.22%	4.44%
Commercial construction loans	3.15%	2.92%	2.65%	2.74%	2.80%
Commercial leases	4.51%	4.54%	4.59%	4.59%	4.66%
Residential mortgage loans	4.77%	5.18%	5.19%	5.23%	5.65%
Home equity	4.01%	4.02%	4.06%	4.10%	4.14%
Automobile loans	6.01%	6.24%	6.18%	6.32%	6.36%
Credit card	10.91%	10.76%	9.66%	9.87%	10.06%
Other consumer loans and leases	13.65%	11.87%	11.59%	9.59%	7.52%

Total loans and leases	4.86%	4.87%	4.77%	4.73%	4.71%
Taxable securities	3.93%	4.23%	4.17%	4.24%	4.33%
Tax exempt securities	6.98%	7.08%	6.06%	7.05%	8.04%
Other short-term investments	0.20%	0.18%	0.10%	0.10%	0.15%

Total interest-earning assets	4.51%	4.62%	4.61%	4.61%	4.62%
Interest-bearing liabilities:
Interest checking	0.30%	0.28%	0.27%	0.24%	0.27%
Savings	0.60%	0.67%	0.70%	0.67%	0.77%
Money market	0.42%	0.46%	0.51%	0.55%	0.63%
Foreign office	0.36%	0.34%	0.36%	0.43%	0.54%
Other time	2.70%	2.75%	2.95%	3.24%	3.48%
Certificates-$100,000 and over	2.13%	2.16%	2.27%	2.56%	2.80%
Other	0.10%	0.02%	0.09%	0.19%	0.19%
Federal funds purchased	0.17%	0.13%	0.13%	0.15%	0.18%
Other short-term borrowings	0.21%	0.23%	0.20%	0.32%	0.61%
Long-term debt	2.64%	2.64%	2.65%	2.67%	2.79%

Total interest-bearing liabilities	1.23%	1.29%	1.39%	1.51%	1.67%
Ratios:
Net interest margin (taxable equivalent)	3.57%	3.63%	3.55%	3.43%	3.26%
Net interest rate spread (taxable equivalent)	3.28%	3.33%	3.22%	3.10%	2.95%
Interest-bearing liabilities to interest-earning assets	76.65%	77.12%	76.74%	78.02%	81.17%

Fifth Third Bancorp and Subsidiaries

Summary of Loans and Leases

$ in millions

(unaudited)

	For the Three Months Ended
	June 2010	March 2010	December 2009	September 2009	June 2009
Average Loans and Leases
Commercial:
Commercial and industrial loans	$26,176	$26,294	$25,816	$27,400	$28,027
Commercial mortgage loans	11,659	11,708	11,981	12,269	12,463
Commercial construction loans	3,160	3,700	4,024	4,337	4,672
Commercial leases	3,336	3,467	3,574	3,522	3,512

Subtotal - commercial	44,331	45,169	45,395	47,528	48,674
Consumer:
Residential mortgage loans	7,805	7,976	8,129	8,355	8,713
Home equity	12,102	12,338	12,291	12,452	12,636
Automobile loans	10,170	10,185	8,973	8,871	8,692
Credit card	1,859	1,940	1,982	1,955	1,863
Other consumer loans and leases	706	773	831	899	995

Subtotal - consumer	32,642	33,212	32,206	32,532	32,899

Total average loans and leases (excluding held for sale)	$76,973	$78,381	$77,601	$80,060	$81,573

Average loans held for sale	1,834	1,756	2,319	2,828	3,422

End of Period Loans and Leases
Commercial:
Commercial and industrial loans	$26,008	$26,131	$25,683	$26,175	$28,409
Commercial mortgage loans	11,481	11,744	11,803	12,105	12,407
Commercial construction loans	2,965	3,277	3,784	4,147	4,491
Commercial leases	3,271	3,388	3,535	3,584	3,532

Subtotal - commercial	43,725	44,540	44,805	46,011	48,839
Consumer:
Residential mortgage loans	7,707	7,918	8,035	8,229	8,489
Home equity	11,987	12,186	12,174	12,377	12,511
Automobile loans	10,285	10,180	8,995	8,972	8,741
Credit card	1,841	1,863	1,990	1,973	1,914
Other consumer loans and leases	687	736	780	857	935

Subtotal - consumer	32,507	32,883	31,974	32,408	32,590

Total portfolio loans and leases	$76,232	$77,423	$76,779	$78,419	$81,429

Core business activity	1,983	1,364	1,851	1,775	2,989
Portfolio management activity	167	243	216	288	352

Total loans held for sale	2,150	1,607	2,067	2,063	3,341
Operating lease equipment	489	492	499	486	474
Loans and Leases Serviced for Others (a):
Commercial and industrial loans	492	503	1,193	1,367	1,706
Commercial mortgage loans	315	291	264	256	264
Commercial construction loans	43	134	196	196	216
Commercial leases	143	146	150	149	152
Residential mortgage loans	51,325	50,293	48,638	46,837	43,527
Home equity	—	—	263	266	267
Automobile loans	—	—	1,230	1,394	1,569
Credit card	—	—	15	15	15
Other consumer loans and leases	—	—	7	7	7

Total loans and leases serviced for others	52,318	51,367	51,956	50,487	47,723

Total loans and leases serviced	$131,189	$130,889	$131,301	$131,455	$132,967

(a)	Fifth Third sells certain loans and leases and obtains servicing responsibilities

Fifth Third Bancorp and Subsidiaries

Regulatory Capital (a)

$ in millions

(unaudited)

	As of
	June 2010	March 2010	December 2009	September 2009	June 2009
Tier I capital:
Shareholders’ equity	$13,701	$13,408	$13,497	$13,688	$13,700
Goodwill and certain other intangibles	(2,537)	(2,556)	(2,565)	(2,559)	(2,564)
Unrealized (gains) losses	(440)	(288)	(240)	(285)	(152)
Qualifying trust preferred securities	2,763	2,763	2,763	2,763	2,763
Other	(25)	(30)	(27)	(33)	(5)

Total tier I capital	$13,462	$13,297	$13,428	$13,574	$13,742

Total risk-based capital:
Tier I capital	$13,462	$13,297	$13,428	$13,574	$13,742
Qualifying allowance for credit losses	1,258	1,276	1,284	1,308	1,350
Qualifying subordinated notes	3,012	2,843	2,923	3,044	2,980

Total risk-based capital	$17,732	$17,416	$17,635	$17,926	$18,072

Risk-weighted assets (b)	$97,888	$99,220	$100,862	$102,875	$106,538
Ratios:
Average shareholders’ equity to average assets	12.04%	11.92%	12.31%	12.24%	10.78%
Regulatory capital:
Fifth Third Bancorp
Tier I capital	13.75%	13.40%	13.31%	13.19%	12.90%
Total risk-based capital	18.11%	17.55%	17.48%	17.43%	16.96%
Tier I leverage	12.21%	12.00%	12.43%	12.34%	12.17%
Tier I common equity	7.22%	6.97%	7.00%	7.01%	6.94%
Fifth Third Bank (c)
Tier I capital	14.34%	13.89%	13.50%	13.41%	11.53%
Total risk-based capital	16.35%	15.88%	15.56%	15.47%	14.38%
Tier I leverage	12.67%	12.41%	12.69%	12.76%	9.89%
Tier I common equity	14.34%	13.89%	13.50%	13.41%	11.69%
Fifth Third Bank (Michigan) (c)
Tier I capital	—	—	—	—	10.13%
Total risk-based capital	—	—	—	—	12.07%
Tier I leverage	—	—	—	—	9.45%
Tier I common equity	—	—	—	—	9.18%
Fifth Third Bank N.A. (c)
Tier I capital	—	—	—	—	12.83%
Total risk-based capital	—	—	—	—	14.12%
Tier I leverage	—	—	—	—	10.63%
Tier I common equity	—	—	—	—	12.83%

(a)	Current period regulatory capital data and ratios are estimated.

(b)	Under the banking agencies’ risk-based capital guidelines, assets and credit equivalent amounts of derivatives and off-balance sheet exposures are assigned to broad risk categories. The aggregate dollar amount in each risk category is multiplied by the associated risk weight of the category. The resulting weighted values are added together resulting in the Bancorp’s total risk weighted assets.

(c)	As of September 30, 2009, the Fifth Third Bank (Michigan) and Fifth Third Bank N.A. charters were merged into the Fifth Third Bank charter.

Fifth Third Bancorp and Subsidiaries

Summary of Credit Loss Experience

$ in millions

(unaudited)

	For the Three Months Ended
	June 2010	March 2010	December 2009	September 2009	June 2009
Average loans and leases (excluding held for sale):
Commercial and industrial loans	$26,176	$26,294	$25,816	$27,400	$28,027
Commercial mortgage loans	11,659	11,708	11,981	12,269	12,463
Commercial construction loans	3,160	3,700	4,024	4,337	4,672
Commercial leases	3,336	3,467	3,574	3,522	3,512
Residential mortgage loans	7,805	7,976	8,129	8,355	8,713
Home equity	12,102	12,338	12,291	12,452	12,636
Automobile loans	10,170	10,185	8,973	8,871	8,692
Credit card	1,859	1,940	1,982	1,955	1,863
Other consumer loans and leases	706	773	831	899	995

Total average loans and leases (excluding held for sale)	$76,973	$78,381	$77,601	$80,060	$81,573

Losses charged off:
Commercial and industrial loans	($111)	($175)	($197)	($271)	($185)
Commercial mortgage loans	(85)	(102)	(144)	(124)	(89)
Commercial construction loans	(45)	(80)	(134)	(130)	(79)
Commercial leases	(1)	(4)	(11)	—	(1)
Residential mortgage loans	(85)	(88)	(78)	(92)	(113)
Home equity	(64)	(75)	(85)	(82)	(90)
Automobile loans	(32)	(44)	(41)	(44)	(48)
Credit card	(44)	(46)	(46)	(47)	(47)
Other consumer loans and leases	(5)	(8)	(7)	(6)	(6)

Total losses	(472)	(622)	(743)	(796)	(658)
Recoveries of losses previously charged off:
Commercial and industrial loans	7	14	14	15	8
Commercial mortgage loans	7	3	2	6	4
Commercial construction loans	2	2	(1)	4	—
Commercial leases	1	—	3	—	—
Residential mortgage loans	—	—	—	—	1
Home equity	3	2	3	2	2
Automobile loans	12	13	9	10	12
Credit card	2	2	2	2	2
Other consumer loans and leases	4	4	3	1	3

Total recoveries	38	40	35	40	32
Net losses charged off:
Commercial and industrial loans	(104)	(161)	(183)	(256)	(177)
Commercial mortgage loans	(78)	(99)	(142)	(118)	(85)
Commercial construction loans	(43)	(78)	(135)	(126)	(79)
Commercial leases	—	(4)	(8)	—	(1)
Residential mortgage loans	(85)	(88)	(78)	(92)	(112)
Home equity	(61)	(73)	(82)	(80)	(88)
Automobile loans	(20)	(31)	(32)	(34)	(36)
Credit card	(42)	(44)	(44)	(45)	(45)
Other consumer loans and leases	(1)	(4)	(4)	(5)	(3)

Total net losses charged off	($434)	($582)	($708)	($756)	($626)

Net charge-off Ratios:
Commercial and industrial loans	1.58%	2.49%	2.81%	3.70%	2.53%
Commercial mortgage loans	2.68%	3.42%	4.69%	3.82%	2.73%
Commercial construction loans	5.46%	8.57%	13.28%	11.56%	6.76%
Commercial leases	(0.01%)	0.44%	0.88%	(0.04%)	0.02%
Residential mortgage loans	4.35%	4.46%	3.82%	4.38%	5.17%
Home equity	2.03%	2.38%	2.65%	2.54%	2.81%
Automobile loans	0.80%	1.27%	1.38%	1.52%	1.65%
Credit card	9.05%	9.23%	8.81%	9.08%	9.64%
Other consumer loans and leases	0.31%	2.07%	2.49%	2.62%	1.95%

Total net charge-off ratio	2.26%	3.01%	3.62%	3.75%	3.08%

Fifth Third Bancorp and Subsidiaries

Asset Quality

$ in millions

(unaudited)

	For the Three Months Ended
	June 2010	March 2010	December 2009	September 2009	June 2009
Allowance for Credit Losses
Allowance for loan and lease losses, beginning	$3,802	$3,749	$3,681	$3,485	$3,070
Impact of cumulative effect of change in accounting principle	—	45	—	—	—
Total net losses charged off	(434)	(582)	(708)	(756)	(626)
Provision for loan and lease losses	325	590	776	952	1,041

Allowance for loan and lease losses, ending	$3,693	$3,802	$3,749	$3,681	$3,485
Reserve for unfunded commitments, beginning	$260	$294	$284	$239	$231
Impact of cumulative effect of change in accounting principle	—	(43)	—	—	—
Provision for unfunded commitments	(6)	9	10	45	8

Reserve for unfunded commitments, ending	$254	$260	$294	$284	$239

Components of allowance for credit losses:
Allowance for loan and lease losses	$3,693	$3,802	$3,749	$3,681	$3,485
Reserve for unfunded commitments	254	260	294	284	239

Total allowance for credit losses	$3,947	$4,062	$4,043	$3,965	$3,724

Nonperforming Assets and Delinquent Loans
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$731	$746	$734	$752	$603
Commercial mortgage loans	773	853	898	912	760
Commercial construction loans	383	479	646	697	684
Commercial leases	45	55	67	51	51
Residential mortgage loans	282	266	275	267	262
Home equity	21	23	21	24	26
Automobile loans	1	1	1	1	1
Other consumer loans and leases	—	—	—	—	—

Total nonaccrual portfolio loans and leases	2,236	2,423	2,642	2,704	2,387
Restructured loans and leases - commercial (non accrual)	48	39	47	18	12
Restructured loans and leases - consumer (non accrual)	246	271	258	225	188

Total nonperforming portfolio loans and leases	2,530	2,733	2,947	2,947	2,587
Repossessed personal property	16	21	22	22	21
Other real estate owned	423	375	275	251	232

Total nonperforming assets (a)	2,969	3,129	3,244	3,220	2,840
Nonaccrual loans held for sale	163	239	220	286	352
Restructured loans - commercial (non accrual) held for sale	4	4	4	2	—

Total nonperforming assets including loans held for sale	$3,136	$3,372	$3,468	$3,508	$3,192

Restructured Consumer loans and leases (accrual)	$1,561	$1,480	$1,392	$1,280	$1,074
Restructured Commercial loans and leases (accrual)	$109	$76	$68	—	—
Ninety days past due loans and leases:
Commercial and industrial loans	$48	$63	$118	$256	$142
Commercial mortgage loans	53	44	59	184	131
Commercial construction loans	37	9	17	168	60
Commercial leases	4	4	4	4	5
Residential mortgage loans	107	157	189	198	242
Home equity	90	89	99	104	99
Automobile loans	12	13	17	17	18
Credit card	46	57	64	60	65
Other consumer loans and leases	—	—	—	1	—

Total ninety days past due loans and leases	$397	$436	$567	$992	$762

Ratios
Net losses charged off as a percent of average loans and leases	2.26%	3.01%	3.62%	3.75%	3.08%
Allowance for loan and lease losses:
As a percent of loans and leases	4.85%	4.91%	4.88%	4.69%	4.28%
As a percent of nonperforming loans and leases (a)	146%	139%	127%	125%	135%
As a percent of nonperforming assets (a)	124%	122%	116%	114%	123%
Nonperforming loans and leases as a percent of portfolio loans, leases and other assets, including other real estate owned (a)	3.30%	3.51%	3.82%	3.75%	3.17%
Nonperforming assets as a percent of portfolio loans, leases and other assets, including other real estate owned (a)	3.87%	4.02%	4.22%	4.09%	3.48%
Nonperforming assets as a percent of total loans, leases and other assets, including other real estate owned	3.98%	4.24%	4.38%	4.34%	3.75%

(a)	Does not include nonaccrual loans held for sale

Fifth Third Bancorp and Subsidiaries

Regulation G, Non-GAAP Reconcilation

$ and shares in millions

(unaudited)

	For the Three Months Ended
	June 2010	March 2010	December 2009	September 2009	June 2009
Total shareholders’ equity (U.S. GAAP)	13,701	13,408	13,497	13,688	13,700
Less:
Preferred stock	(3,631)	(3,620)	(3,609)	(3,599)	(3,588)
Goodwill	(2,417)	(2,417)	(2,417)	(2,417)	(2,417)
Intangible assets	(83)	(94)	(106)	(119)	(133)

Tangible common equity, including unrealized gains / losses (a)	7,570	7,277	7,365	7,553	7,562
Less: Accumulated other comprehensive income / loss	(440)	(288)	(241)	(285)	(152)

Tangible common equity, excluding unrealized gains / losses (b)	7,130	6,989	7,124	7,268	7,410
Add back: Preferred stock	3,631	3,620	3,609	3,599	3,588

Tangible equity (c)	10,761	10,609	10,733	10,867	10,998

Total assets (U.S. GAAP)	112,025	112,651	113,380	110,740	115,984
Less:
Goodwill	(2,417)	(2,417)	(2,417)	(2,417)	(2,417)
Intangible assets	(83)	(94)	(106)	(119)	(133)

Tangible assets, including unrealized gains / losses (d)	109,525	110,140	110,857	108,204	113,434
Less: Accumulated other comprehensive income / loss, before tax	(677)	(443)	(370)	(438)	(234)

Tangible assets, excluding unrealized gains / losses (e)	108,848	109,697	110,487	107,766	113,200

Total shareholders’ equity (U.S. GAAP)	13,701	13,408	13,497	13,688	13,700
Goodwill and certain other intangibles	(2,537)	(2,556)	(2,565)	(2,559)	(2,564)
Unrealized gains	(440)	(288)	(241)	(285)	(152)
Qualifying trust preferred securities	2,763	2,763	2,763	2,763	2,763
Other	(25)	(30)	(26)	(33)	(5)

Tier I capital	13,462	13,297	13,428	13,574	13,742
Less:
Preferred stock	(3,631)	(3,620)	(3,609)	(3,599)	(3,588)
Qualifying trust preferred securities	(2,763)	(2,763)	(2,763)	(2,763)	(2,763)

Tier I common equity (f)	7,068	6,914	7,056	7,212	7,391

Common shares outstanding (g)	796	795	795	795	795

Risk-weighted assets, determined in accordance with prescribed regulatory requirements (h)	97,888	99,220	100,862	102,875	106,538

Ratios:
Tangible equity (c) / (e)	9.89%	9.67%	9.71%	10.08%	9.72%
Tangible common equity (excluding unrealized gains/losses) (b) / (e)	6.55%	6.37%	6.45%	6.74%	6.55%
Tangible common equity (including unrealized gains/losses) (a) / (d)	6.91%	6.61%	6.64%	6.98%	6.67%
Tangible common equity as a percent of risk-weighted assets
(excluding unrealized gains/losses) (b) / (h)	7.28%	7.04%	7.06%	7.07%	6.96%
Tangible book value per share (a) / (g)	9.51	9.16	9.26	9.50	9.51
Tier I common equity (f) / (h)	7.22%	6.97%	7.00%	7.01%	6.94%

Fifth Third Bancorp and Subsidiaries

Segment Presentation

$ in millions

(unaudited)

For the three months ended June 30, 2010	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total
Net interest income (a)	390	380	96	36	(15)	887
Provision for loan and lease losses	(188)	(121)	(117)	(8)	109	(325)

Net interest income after provision for loan and lease losses	202	259	(21)	28	94	562
Total noninterest income	164	227	123	87	19	620
Total noninterest expense	(241)	(391)	(139)	(100)	(64)	(935)

Net income (loss) before taxes	125	95	(37)	15	49	247
Applicable income taxes (a)	(9)	(33)	13	(5)	(21)	(55)

Net income (loss)	116	62	(24)	10	28	192
Dividends on preferred stock	—	—	—	—	62	62

Net income (loss) available to common shareholders	116	62	(24)	10	(34)	130

For the three months ended March 31, 2010	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total
Net interest income (a)	377	382	109	38	(5)	901
Provision for loan and lease losses	(278)	(153)	(137)	(13)	(9)	(590)

Net interest income after provision for loan and lease losses	99	229	(28)	25	(14)	311
Total noninterest income	161	213	155	91	7	627
Total noninterest expense	(237)	(374)	(118)	(96)	(131)	(956)

Net income (loss) before taxes	23	68	9	20	(138)	(18)
Applicable income taxes (a)	28	(24)	(3)	(7)	14	8

Net income (loss)	51	44	6	13	(124)	(10)
Dividends on preferred stock	—	—	—	—	62	62

Net income (loss) available to common shareholders	51	44	6	13	(186)	(72)

For the three months ended December 31, 2009	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total
Net interest income (a)	357	388	109	40	(12)	882
Provision for loan and lease losses	(405)	(159)	(128)	(14)	(70)	(776)

Net interest income after provision for loan and lease losses	(48)	229	(19)	26	(82)	106
Total noninterest income	144	236	132	89	50	651
Total noninterest expense	(243)	(349)	(130)	(94)	(151)	(967)

Net income (loss) before taxes	(147)	116	(17)	21	(183)	(210)
Applicable income taxes (a)	84	(41)	6	(7)	70	112

Net income (loss)	(63)	75	(11)	14	(113)	(98)
Dividends on preferred stock	—	—	—	—	62	62

Net income (loss) available to common shareholders	(63)	75	(11)	14	(175)	(160)

For the three months ended September 30, 2009	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total
Net interest income (a)	351	396	114	41	(28)	874
Provision for loan and lease losses	(447)	(149)	(142)	(16)	(198)	(952)

Net interest income after provision for loan and lease losses	(96)	247	(28)	25	(226)	(78)
Total noninterest income	115	227	147	84	278	851
Total noninterest expense	(245)	(336)	(115)	(91)	(89)	(876)

Net income (loss) before taxes	(226)	138	4	18	(37)	(103)
Applicable income taxes (a)	102	(49)	(1)	(6)	(40)	6

Net income (loss)	(124)	89	3	12	(77)	(97)
Dividends on preferred stock	—	—	—	—	62	62

Net income (loss) available to common shareholders	(124)	89	3	12	(139)	(159)

For the three months ended June 30, 2009	Commercial Banking (b)	Branch Banking (b)	Consumer Lending (b)	Investment Advisors	Other/ Eliminations (b)	Total
Net interest income (a)	339	395	136	39	(73)	836
Provision for loan and lease losses	(290)	(149)	(169)	(18)	(415)	(1,041)

Net interest income after provision for loan and lease losses	49	246	(33)	21	(488)	(205)
Total noninterest income	165	229	190	81	1,918	2,583
Total noninterest expense	(262)	(347)	(152)	(87)	(173)	(1,021)

Net income (loss) before taxes	(48)	128	5	15	1,257	1,357
Applicable income taxes (a)	46	(45)	(2)	(6)	(468)	(475)

Net income (loss)	(2)	83	3	9	789	882
Dividends on preferred stock	—	—	—	—	26	26

Net income (loss) available to common shareholders	(2)	83	3	9	763	856

(a)	Includes taxable equivalent adjustments of $5 million for the three months ended June 30, 2010, $4 million for the three months ended March 31, 2010 and December 30, 2009 and $5 million for the three months ended September 30, 2009 and June 30, 2009.

(b)	Prior period segment financial information has been restated to reflect the sale of the Processing Business on June 30, 2009 and the elimination of the Processing Solutions segment. Financial information for the Processing Business has been reclassified under General Corporate/Other for all periods presented. The retained retail credit card and commercial multi-card service business are included in Consumer Lending and Commercial Banking segments, respectively, for all periods presented. Additionally, interchange revenue previously recorded in the Processing Solutions segment and associated with cards currently included in Branch Banking, is now included in the Branch Banking segment for all periods presented.